Exhibit 4.1

EXECUTION VERSION

ISABELLE ACQUISITION SUB INC.,
as Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of August 6, 2012

10% / 10.75%  Senior Notes due 2018

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 11.02
	(d)	7.06
314	(a)	4.16; 11.02; 11.05
	(b)	N.A.
	(c)(1)	7.02; 11.04; 11.05
	(c)(2)	7.02; 11.04; 11.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	6.05; 7.01
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	9.02
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. means Not Applicable

Note:                   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Exhibit A	-	Form of Note

Exhibit B	-	Form of Legends
Exhibit C	-	Form of Certificate of Transfer
Exhibit D	-	Form of Certificate of Exchange
Exhibit E	-	Form of Supplemental Indenture
Exhibit F	-	Form of Certificate of Acquiring Institutional Accredited Investor

Note:      This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

v

INDENTURE dated as of August 6, 2012, among ISABELLE ACQUISITION SUB INC., a Delaware corporation (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuer’s 10%/ 10.75% Senior Notes due 2018 issued on the date hereof (the “Original Notes”), (b) any Additional Notes (as defined herein) that may be issued after the date hereof, (c) any PIK Notes (as defined herein) that may be issued after the date hereof (all such notes in clauses (a), (b) and (c) that are issued in a transaction exempt from the registration requirements of the Securities Act (as defined herein) being referred to collectively as the “Initial Notes”) and (d) if and when issued as provided in the Registration Rights Agreement (as defined herein), the Issuer’s 10%/ 10.75%  Senior Notes due 2018 issued in the Exchange Offer (as defined herein) in exchange for any Initial Notes (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes that are not Initial Notes, the “Notes”).  On the date hereof, $365,000,000 in aggregate principal amount of Original Notes will be issued.  Subject to the conditions and compliance with the covenants (including Section 4.09) set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                         Definitions.

Set forth below are certain defined terms used in this Indenture.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

“Additional Assets” means:

(1)                                  any capital expenditures or properties or assets, including leasehold interests, used or useful in a Related Business;

(2)                                  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(3)                                  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Interest” has the meaning ascribed to it in the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Original Notes and any PIK Notes) issued from time to time subsequent to the Issue Date under the terms of this Indenture and in accordance with Sections 2.02 and 4.09 hereof; it being understood that any Notes issued in exchange for or replacement of any Initial Notes issued on the Issue Date shall not be Additional Notes, including any Exchange Notes.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 15, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Outside Date” means (1) the Initial Outside Date unless the Trustee and the Escrow Agent have received the Mandatory Extension Notice and (2) the Extended Outside Date if the Trustee and the Escrow Agent have received the Mandatory Redemption Notice.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“amend” means amend, modify, supplement, restate or amend and restate, including successively, and “amending” and “amended” have correlative meanings.

“Applicable Premium” means with respect to a Note at any Redemption Date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such Redemption Date of (i) the Redemption Price of such Note on November 15, 2014 (such Redemption Price being described in Section 3.08(c) exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through November 15, 2014 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such Redemption Date.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)                                  any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2)                                  all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3)                                  any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary;

other than, in the case of clauses (1), (2) and (3) above,

(A)                              a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary (including the sale or issuance of Capital Stock);

(B)                                for purposes of Section 4.13 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.13, (y) a disposition of all or substantially all the assets of the Issuer in accordance with Section 5.01 and (z) a disposition of all or any portion of the Issuer’s direct or indirect interest in, or assets relating, to, Buyers Access LLC;

(C)                                a disposition of assets with a fair market value of less than $15.0 million;

(D)                               the disposition of cash or Temporary Cash Investments;

(E)                                 the sale, lease or other transfer of inventory, products, byproducts, goods held for sale, services, accounts receivable in the ordinary course of business and the disposition of inventory or obsolete, damaged or worn out equipment or assets in the ordinary course of business (including the abandonment or other disposition of any assets, including intellectual property, that is no longer used or useful or no longer economically practical to maintain);

(F)                                 entering into Hedging Obligations or the transfer of assets related to any Hedging Obligations pursuant to the unwinding of any such Hedging Obligations;

(G)                                the creation of any Lien permitted under this Indenture (but not the sale or other disposition of the property subject to such Lien);

(H)                               any transfer or sale of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (H), investments received in exchange for the transfer of accounts receivable and related assets will be deemed to constitute cash if the Receivables Subsidiary or other payer is required to repay such investments as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Issuer entered into as part of a Qualified Receivables Transaction;

(I)                                    the disposition of property or assets that is a surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(J)                                   sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(K)                               any exchange of assets for assets (including a combination of assets and Temporary Cash Investments) related to a Related Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(L)                                 dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements;

(M)                            rights granted to others pursuant to leases or licenses in due course;

(N)                               the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

(O)                               any financing transaction, including a sale and leaseback transaction, with respect to any property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)                                  the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by the amount of such payment by

(2)                                  the sum of all such payments.

“Board of Directors” with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means, with respect to any Person, a duly adopted resolution or consent of the Board of Directors of such Person, which is in full force and effect on the date of such adoption or consent, and delivered to the Trustee.

“Borrowing Base” means, as of any date with respect to the Issuer, an amount as would be included in a consolidated balance sheet of the Issuer prepared as of such date (or, if the Issuer so elects, as of the most recent fiscal month end ending at least 30 days prior to such date) equal to:

(1)                                  85% of the book value of the accounts receivable of the Issuer and its Restricted Subsidiaries on a consolidated basis, plus

(2)                                  60% of the book value of the inventory of the Issuer and its Restricted Subsidiaries on a consolidated basis outstanding at any time,

and is calculated on a pro forma basis to give effect to any acquisition of Capital Stock or assets or businesses that has been completed or is contracted to be completed on or prior to the date used to determine the Borrowing Base.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an Obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such Obligation shall be the capitalized amount of such Obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Pooling Arrangements” means a deposit account arrangement among a single depository institution and one or more Foreign Subsidiaries of the Issuer involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States and any States and territories thereof) with such institution by such Foreign Subsidiaries for cash management purposes.

“Clearstream” means Clearstream Banking, société anonyme, and its successors.

“Change of Control” means the occurrence of any of the following events:

(1)                                  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer (including, without limitation, pursuant to a merger or consolidation);

(2)                                  individuals who on the Escrow Release Date constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors of the Issuer then still in office who were either directors on the Escrow Release Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

(3)                                  the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(4)                                  the sale of all or substantially all the assets of the Issuer (determined on a consolidated basis) to another Person other than (i) a Permitted Holder or (ii) a transaction following which, each transferee becomes an obligor or Subsidiary Guarantor in respect of the Notes and a Subsidiary of the transferor of such assets; or

(5)                                  the Issuer, together with its wholly owned Subsidiaries, ceases to own 100% of the Voting Stock of Interline New Jersey for any reason (other than the merger or consolidation of Interline New Jersey and the Issuer with or into each other).

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities that it has the right to acquire pursuant to a stock purchase agreement, merger agreement or other similar agreement until such time as such Person’s right to acquire such securities pursuant to such agreement is no longer subject to conditions that are beyond the control of such Person.

For purposes of this definition, (i) any direct or indirect holding company of the Issuer (including Parent) shall not itself be considered a “person” for purposes of clause (1) above, provided that no “person,” other than one or more Permitted Holders, beneficially owns, directly or indirectly, more than 50% of the Voting Stock of such holding company and (ii) no Change of Control pursuant to clause (4) above shall be deemed to have occurred solely as the result of a transfer of assets among the Issuer and its Restricted Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security selected by the Issuer as having a maturity comparable to the remaining term of the Notes from the Redemption Date to November 15, 2014, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 15, 2014.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Issuer, Reference Treasury Dealer Quotations for such Redemption Date.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are then available prior to the date of such determination (the “Reference Period”) to (y) Consolidated Interest Expense for the Reference Period; provided, however, that:

(1)                                  if the Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving effect on a pro forma basis to such Incurrence of Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

(2)                                  if the Issuer or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, redeemed, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving effect on a pro forma basis to such discharge as if it had occurred on the first day of the Reference Period and as if the Issuer or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)                                  if since the beginning of the Reference Period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for the Reference Period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for the Reference Period and Consolidated Interest Expense for the Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Asset Disposition for the Reference Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)                                  the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

(5)                                  the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the date of determination;

(6)                                  if since the beginning of the Reference Period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

(7)                                  if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of the Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (3) or (6) above if made by the Issuer or a Restricted Subsidiary during the Reference Period, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise discharged in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer (and may include any applicable Pro forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement or other Hedging Obligation applicable to such Indebtedness). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation, to the extent that such Indebtedness was Incurred for working capital purposes.

“Consolidated Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of Interline New Jersey and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) Interline New Jersey’s EBITDA (calculated in accordance with the definition of EBITDA, but on a consolidated basis with respect to Interline New Jersey), as applicable, for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate in the good faith determination of the Issuer and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Coverage Ratio.”

“Consolidated Interest Expense” means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuer or its Restricted Subsidiaries, without duplication:

(1)                                  interest expense attributable to Capital Lease Obligations;

(2)                                  amortization of original issue discount or premium;

(3)                                  non-cash interest expense;

(4)                                  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)                                  net payments pursuant to Hedging Obligations in respect of Indebtedness;

(6)                                  accrued dividends in respect of all Disqualified Stock of such Person and any Preferred Stock of any Restricted Subsidiary of the Issuer to the extent held by Persons other than the Issuer or a Wholly Owned Subsidiary; and

(7)                                  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Issuer or any Restricted Subsidiary;

minus, to the extent included in such total interest expense, (i) amortization or write off of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expenses associated with bridge, commitment or other financing fees, tender premiums, call premiums and other non-

recurring expenses in connection with the Transactions or any refinancing of Indebtedness or otherwise, and (iii) the total interest income of the Issuer and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income.  However, Consolidated Interest Expense shall be calculated excluding unrealized gains or losses with respect to Hedging Obligations and any dividends or accretion or liquidation preference on any Capital Stock of the Issuer that is not Disqualified Stock.

“Consolidated Net Income” means, for any period, the net income of the Issuer and its consolidated Subsidiaries determined in accordance with GAAP and without any reduction in respect of Preferred Stock dividends permitted pursuant to this Indenture; provided, however, that there shall not be included in such Consolidated Net Income:

(1)                                  any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that:

(A)                              subject to the exclusion contained in clause (3) below, the Issuer’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)                                the Issuer’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, but only to the extent the Issuer or a Restricted Subsidiary funded such net loss with cash and such funding did not constitute a Restricted Payment that reduced the amount of permitted Restricted Payments under Section 4.11;

(2)                                  solely for the purpose of Section 4.11, any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer (other than any restrictions permitted with respect to Interline New Jersey or any of its Restricted Subsidiaries under Section 4.12, except that:

(A)                              subject to the exclusion contained in clause (3) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)                                the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(3)                                  any gain or loss realized upon the sale or other disposition of any assets of the Issuer, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

(4)                                  extraordinary, non-recurring or unusual gains or losses (including charges, fees and expenses associated with the Transactions);

(5)                                  non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards (including stock appreciation and similar rights);

(6)                                  any non-cash intangible impairment charges subsequent to the Issue Date;

(7)                                  (i) any amortization or write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, (ii) any expenses associated with bridge, commitment or other financing fees, tender, call premiums and other non-recurring expenses in connection with the Transactions or any refinancing of Indebtedness or otherwise;

(8)                                  gains and losses realized upon the repayment or Refinancing of any Indebtedness of the Issuer or any Restricted Subsidiary;

(9)                                  gains and losses due solely to fluctuations in currency values and the related tax effects;

(10)                            unrealized gains and losses with respect to Hedging Obligations;

(11)                            the impact of any dividends or accretion of liquidation preference on any Capital Stock of the Issuer that is not Disqualified Stock;

(12)                            the cumulative effect of a change in accounting principles;

(13)                            so long as the Issuer is part of a consolidated group for tax purposes with any Parent, the excess (if any) of (a) the provision for income taxes of the Issuer and its consolidated Subsidiaries over (b) the sum of (x) the aggregate payments to Parent described in clause (2) of the definition of “Permitted Payments to Parent” and (y) the amount of any income taxes that the Issuer or its Subsidiaries paid directly to a taxing authority;

(14)                            effects of adjustments (including the effects of such adjustments pushed down on the Issuer and Restricted Subsidiaries) in the Issuer’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of purchase accounting, as the case may be, in relation to any consummated transaction or the amortization or write-off of any amounts thereof, net of taxes;

(15)                            (a)(i) the non-cash portion of “straight-line” rent expense less (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations; and

(16)                            any expenses or charges related to any issuance of Capital Stock, Investments, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance or and sale of the Notes;

in each case, for such period. Notwithstanding the foregoing for the purposes of Section 4.11 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to Section 4.11(a)(3)(D) thereof.

“Consolidated Tangible Assets” as of any date of determination, means on a pro forma basis the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Issuer and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after deducting therefrom, to the extent otherwise included, the amounts of:

(1)                                  minority interests in consolidated Subsidiaries held by Persons other than the Issuer or a Restricted Subsidiary;

(2)                                  excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Issuer;

(3)                                  any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

(4)                                  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(5)                                  treasury stock;

(6)                                  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

(7)                                  Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate principal amount of all outstanding Indebtedness (other than Indebtedness issued with original issue discount, which shall be equal to the amount of Indebtedness outstanding in accordance with GAAP) of the Issuer and its Restricted Subsidiaries or Interline New Jersey and its Restricted Subsidiaries, as applicable, on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and which, for the avoidance of doubt, shall not include intercompany Indebtedness), (2) the aggregate principal amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of Interline New Jersey and any other Restricted Subsidiaries of the Issuer or Interline New Jersey, as applicable, on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP and (3) all obligations relating to one or more receivables financing facilities entered into in connection with a Qualified Receivables Transaction, less an amount equal to the amount of any cash and Temporary

Cash Investments of the Issuer and its Restricted Subsidiaries or Interline New Jersey and its Restricted Subsidiaries, as applicable, on a consolidated basis as of such date of determination (with respect to which the Issuer or Interline New Jersey may, at its option, rely on cash and Temporary Cash Investments reflected on the most recent internal balance sheet then available as of such date of determination).  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount equal to the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of the Issuer or such Restricted Subsidiary (other than a contribution from any Subsidiary of the Issuer) after the Escrow Release Date; provided, that such cash contributions have not been used to make a Restricted Payment or to make other Investments, payments or exchanges pursuant to Section 4.11(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) or (2) of the definition thereof).

“Corporate Trust Office” means the corporate trust office of the Trustee located at 625 Marquette Ave., MAC N9311-110, 11th Floor Minneapolis, Minnesota, 55470, Attention: Corporate Trust Services, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be principally administered.

“Credit Agreement” means the Credit Agreement to be entered into in connection with the consummation of the Merger, by and among the Issuer, Interline New Jersey, the Subsidiaries named as guarantors thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and Goldman, Sachs & Co., as syndication agent, together with the related documents thereto (including any guarantees and security documents), in each case as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time (whether upon or after termination or otherwise), and any indenture or agreement (and related document or instrument) governing Indebtedness Incurred to Refinance (or increase), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement or successor Credit Agreements, whether by the same or any other lender or group of lenders, whether or not such Credit Agreement or successor Credit Agreements remain in effect.

“Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including any Credit Agreement) or commercial paper facilities, in each case, with banks or other lenders or investors, or indentures or other agreements providing for revolving credit loans, term loans, letters of credit, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), commercial paper or any form of debt securities (including convertible securities) or debt obligations and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including successive amendments, amendments and restatements, supplements, modifications, extensions, refinancings, replacements or other restructurings and including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or a portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement with respect to currency values and currency exchange rates.

“Debt Fund Affiliate” means any Affiliate of the Sponsors that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.15 or Section 2.16(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” shall mean The Depository Trust Company, New York, New York, its nominees, and their respective successors appointed as Depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent thereof (in each case other than Disqualified Stock), that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable direct or indirect parent thereof as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(3) hereof.

“Designated Non-cash Consideration” means any non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed at the time of such Asset Disposition.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)                                  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)                                  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)                                  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1)                                  the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.07 and 4.13, respectively;

(2)                                  any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto;

and provided, further, that (i) if Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income:

(1)                                  all income tax expense of the Issuer and its consolidated Restricted Subsidiaries;

(2)                                  Consolidated Interest Expense;

(3)                                  depreciation and amortization expense of the Issuer and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

(4)                                  all other non-cash charges of the Issuer and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Issuer and its consolidated Restricted Subsidiaries;

(5)                                  non-recurring restructuring costs and non-recurring acquisition costs and fees, including integration costs and fees, expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, any severance or relocation expenses, executive recruiting costs, curtailments or modifications to pension and post-retirement employee benefit plans, duplicative facilities closing charges, expenses and payments directly attributable to employee reduction or employee relocation (including cash severance payments) and expenses and payments directly attributable to the termination of real estate leases or real estate sales and the relocation of distribution and call center facilities or branch facilities; and

(6)                                  all adjustments used in the calculation of “Further Adjusted EBITDA” (as presented in the Offering Memorandum) and similar adjustments in the future;

in each case, for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Equity Offering” means any primary sale of Capital Stock (other than Disqualified Stock) of the Issuer or Parent (a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act, but only, if not a sale by the Issuer, to the extent to which the net proceeds from such sale are contributed to the common equity of the Issuer.

“Equity Restricted Payment” means each of (1) the payment of any cash dividend and/or the making of any cash distribution on or in respect of the Issuer’s Capital Stock, (2) the purchase for cash and/or the acquisition for cash of any Capital Stock of the Issuer or any direct or indirect payment by the Issuer for the purpose of (x) paying any cash dividend or making any cash distribution to or (y) acquiring Capital Stock of any Parent for cash from in the case of either (x) or (y), any holder of the Issuer’s, or Parent’s, Capital Stock (including, without limitation, any Investor) but excluding acquisitions of Capital Stock of the type in Section 4.11(b)(4) or Section 4.11(b)(7) and (3) the guarantee of any Indebtedness of any Affiliate of the Issuer for the purpose of paying any such cash dividend, making any such cash distribution or so acquiring for cash any such Capital Stock to or from any holder of the Issuer’s, or Parent’s, Capital Stock (including, without limitation, any Investor) to the extent, in the case of any of clauses (1), (2) or (3), by means of utilization of (A) the cumulative Restricted Payment credit provided by Section 4.11(a) or (B) any exception provided by any of Section 4.11(b)(13) or clause (11) or (15) of the definition of “Permitted Investments.”

“Escrow Account” has the meaning set forth in the Escrow Agreement.

“Escrow Agent” has the meaning set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement, dated as of the Issue Date, among the Issuer, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow Conditions” has the meaning set forth in the Escrow Agreement.

“Escrow Officer’s Certificate” has the meaning set forth in the Escrow Agreement.

“Escrowed Property” has the meaning set forth in the Escrow Agreement.

“Escrow Release Date” means the date on which the Escrowed Property is released to or at the order of the Issuer after the Escrow Conditions are fulfilled and the Escrow Agent receives the Escrow Officer’s Certificate.  For the absence of doubt, the Merger shall be deemed to have been consummated on the Escrow Release Date.

“Euroclear” means Euroclear Bank S.A./N.A., as operator of the Euroclear system, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contributions” means the cash and Temporary Cash Investments received by the Issuer after the Escrow Release Date from (1) contributions to its common equity capital, and (2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing Notes” means Interline New Jersey’s outstanding 7% Senior Subordinated Notes due 2018.

“Extended Outside Date” has the meaning set forth in the Escrow Agreement.

“Fair Market Value” means, with respect to any asset or property, the price (after taking into account any liabilities relating to such asset or property) which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair Market Value in excess of $20.0 million will be determined in good faith by the Board of Directors of the Issuer, whose determination will be conclusive and evidenced by a Board Resolution of the Issuer.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)                                  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)                                  statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board; and

(3)                                  such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Article Two hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)                                  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary Guarantor or other Person who guarantees the Notes pursuant to the terms of this Indenture.

“Guaranty” means any Subsidiary Guaranty or Guarantee by another Person of the Issuer’s obligations with respect to the Notes.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuer’s obligations with respect to the Notes on the terms provided for herein.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any (i) Interest Rate Agreement, (ii) Currency Agreement or (iii) other agreements or arrangements designed to protect such Person against fluctuations in commodity or fuel prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes held by Institutional Accredited Investors.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance Section 4.09:

(1)                                  amortization of debt discount or the accretion of principal or liquidation value with respect to a non-interest bearing or other discount security;

(2)                                  the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms (or the accretion or accumulation of such dividends on Capital Stock); and

(3)                                  the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)                                  all Capital Lease Obligations of such Person;

(3)                                  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)                                  all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)                                  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or with respect to any Preferred Stock of any Restricted Subsidiary of such Person (but excluding, in each case, accrued dividends);

(6)                                  all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise, including by means of any Guarantee;

(7)                                  all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8)                                  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, (i) in connection with the purchase by the Issuer or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments or earn out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, (ii) Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity or obligations of such Person with respect to performance and surety bonds and completion guarantees entered into in the ordinary course of business, (iii) Indebtedness shall be calculated without giving effect to the effects of ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and (iv) Indebtedness shall not include any operating leases as such instrument would be determined in accordance with GAAP on the Issue Date.

In the case of Indebtedness of any Person sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Issuer.

“Initial Outside Date” has the meaning set forth in the Escrow Agreement.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means (1) with respect to the Original Notes, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the applicable purchase agreement.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“interest” means, with respect to the Notes, interest and any Additional Interest on the Notes.

“Interest Payment Date” means each January 15 and July 15, commencing January 15, 2013.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Interline New Jersey” means Interline Brands, Inc., a New Jersey corporation, and its successors and assigns.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.11:

(1)                                  “Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case, with respect to transfers in excess of $20.0 million, as determined in good faith by the Board of Directors of the Issuer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means August 6, 2012, the date on which the Initial Notes were originally issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If an Interest Payment Date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Mandatory Extension Notice” has the meaning set forth in the Escrow Agreement.

“Merger” means the merger of Isabelle Acquisition Sub Inc. with and into the Issuer, with the Issuer continuing as the surviving corporation, pursuant to the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of May 29, 2012, by and among Isabelle Holding Company Inc., Isabelle Acquisition Sub Inc. and the Issuer, as originally executed or as it may from time to time be amended or supplemented.

“Maturity Date” means November 15, 2018

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)                                  all legal, title and recording tax expenses, underwriting discounts, commissions, investment banking fees and expenses, employee severance and termination costs, and other fees and expenses incurred (including, fees and expenses of counsel, brokers, finders, consultants, placement agents, accountants and investment advisors), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)                                  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)                                  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any adjustment in the sale price of such property or assets or any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition, including tax liabilities, pensions or other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition;

(5)                                  payments of unassumed liabilities (not constituting Indebtedness) relating to assets sold at the time of, or within 30 days after the date of, such Asset Disposition; and

(6)                                  any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Issuer or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the offering circular dated July 17, 2012 with respect to the Initial Notes.

“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent” means any of Isabelle Holding Company Inc., a Delaware corporation (or any successor thereof), of which the Issuer will become a wholly owned Subsidiary following consummation of the Merger, and any other direct or indirect parent of the Issuer from time to time.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).

“Permitted Holders” means (i) GS Capital Partners VI, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, P2 Capital Master Fund I, L.P. and their respective Affiliates (the “Sponsors”) and members of management who are holders of Capital Stock of the Issuer, Interline New Jersey or a direct or indirect parent of the Issuer and (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and such members of management, collectively, have beneficial ownership of more than 50% of the total direct or indirect voting power of the Voting Stock of the Issuer or any of its direct or indirect parents.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1)                                  the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)                                  another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary;

(3)                                  cash and Temporary Cash Investments;

(4)                                  receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                  payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                  loans or advances to employees made in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(7)                                  stock, obligations or securities received in resolution, compromise or settlement of debts owing to the Issuer or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of the obligor or in satisfaction of judgments or otherwise in resolution or compromise of litigation, arbitration or disputes;

(8)                                  any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.13 or in any other asset sale not constituting an Asset Disposition;

(9)                                  any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)                            any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;

(11)                            any Person to the extent such Investments consist of Guarantees of Indebtedness or Hedging Obligations otherwise permitted under Section 4.09;

(12)                            any Person to the extent such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13)                            any Person to the extent such Investment consists of loans and advances to vendors, suppliers, licensees, franchisees or customers of the Issuer or any of the Restricted Subsidiaries made in the ordinary course of business;

(14)                            Persons to the extent such Investments are in existence on, or made pursuant to binding commitments in existence on the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Escrow Release Date and in the ordinary course of business;

(15)                            any joint venture, to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) outstanding on the date such Investment is made, do not exceed the greater of (x) $40.0 million and (y) 4.0% of Total Assets determined as of the most recent practical date (as adjusted for any significant acquisition or disposition of assets since such date);

(16)                            a Receivables Subsidiary, or any Investment by a Receivables Subsidiary in another Person, in each case in connection with a Qualified Receivables Transaction; provided, however, that such Investment is in the form of a purchase money note, equity or residual interest or limited liability company interest;

(17)                            assets or Capital Stock solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Issuer;

(18)                            acquired after the Issue Date as a result of the acquisition by the Issuer or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(19)                            Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (19) (in each case measured on the date each such Investment was made and without giving effect to subsequent changes in value) outstanding on the date such Investment is made, do not exceed the greater of (x) $80.0 million and (y) 8.0% of Total Assets determined as of the most recent practical date (as adjusted for any significant acquisition or disposition of assets since such date).

“Permitted Liens” means, with respect to any Person:

(1)                                  Liens securing the Notes, any PIK Notes, and the related Subsidiary Guarantees;

(2)                                  Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that is permitted by the terms of this Indenture to be incurred pursuant to clause (1) of 4.09(b);

(3)                                  Liens securing Indebtedness permitted to be incurred pursuant to clauses (11), or (13) or (15) under Section 4.09(b); provided that Liens securing Indebtedness permitted to be incurred pursuant to (x) clause (11) extend only to the property or equipment being purchased, leased or improved and (y) clause (13) extend only to the assets of Foreign Subsidiaries;

(4)                                  Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement on such date);

(5)                                  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries (other than after-acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose);

(6)                                  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of the Restricted Subsidiaries (other than after-acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose);

(7)                                  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.09;

(8)                                  Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(9)                                  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(10)                            Liens in favor of the Issuer or any Subsidiary Guarantor;

(11)                            Liens on accounts receivable and related assets incurred in connection with a Qualified Receivables Transaction;

(12)                            Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (3), (4),  (5), (6) and (14); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (including after-acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose, plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (3), (4), (5), (6) and (14) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(13)                            other Liens securing obligations (including Indebtedness) which obligations do not exceed $15.0 million at any one time outstanding;

(14)                            Liens with respect to the assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with Section 4.09;

(15)                            Liens on the Capital Stock of Unrestricted Subsidiaries;

(16)                            Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

(17)                            Liens to secure the performance of bids, tenders, completion guarantees, public or statutory obligations, surety or appeal bonds, bid leases, performance bonds, reimbursement obligations under letters of credit that do not constitute Indebtedness or other obligations of a like nature, and deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business;

(18)                            Liens for taxes, assessments or governmental charges or claims that are not yet overdue by more than 30 days or that are payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision required under GAAP has been made therefor;

(19)                            carriers’, warehouseman’s, landlords’, mechanics’, suppliers’, materialmen’s and repairmen’s and similar Liens, or Liens in favor of customers or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case (whether imposed by law or agreement) incurred in the ordinary course of business;

(20)                            licenses, entitlements, servitudes, easements, rights-of-way, restrictions, reservations, covenants, conditions, utility agreements, rights of others to use sewers, electric lines and telegraph and telephone lines, minor imperfections of title, minor survey defects, minor encumbrances or other similar restrictions on the use of any real property, including zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business, that were not incurred in connection with Indebtedness and do not, in the aggregate, materially diminish the value of said properties or materially interfere with their use in the operation of the business of the Issuer or any of its Restricted Subsidiaries;

(21)                            leases, subleases, licenses, sublicenses or other occupancy agreements granted to others in the ordinary course of business which do not secure any Indebtedness and which do not materially interfere with the ordinary course of business of the Issuer or any of its Restricted Subsidiaries;

(22)                            with respect to any leasehold interest where the Issuer or any Restricted Subsidiary of the Issuer is a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or sub-landlord of such leased real property encumbering such landlord’s or sub-landlord’s interest in such leased real property;

(23)                            Liens (i) of a collection bank arising under Section 4-210 of the New York Uniform Commercial Code on items in the course of collection, (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) within general parameters customary in the banking industry or (iii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(24)                            Liens securing judgments for the payment of money not constituting an Event of Default specified in Section 6.01(8), so long as such Liens are adequately bonded and appropriate legal proceedings that may have been duly initiated for such judgment have not been finally terminated or the period within which such proceedings may be initiated not expired;

(25)                            deposits made in the ordinary course of business to secure liability to insurance carriers;

(26)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements, or that are contractual rights of set-off, relating to the sale or purchase of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27)                            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28)                            Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement not prohibited by this Indenture;

(29)                            Liens upon specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30)                            any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement with respect to such joint venture or similar arrangement;

(31)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(32)                            Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, credit card, depository and cash management services or any automated clearing house transfers of funds.

The Issuer may classify (or later reclassify) any Lien in any one or more of the above categories in any order (including in part in one category and in part another category).

“Permitted Payments to Parent” means, without duplication as to amounts:

(1)                                  any Restricted Payment made to Parent to be used by Parent solely (A) to pay its franchise taxes and other fees required to maintain its corporate existence, (B) to pay for general corporate and overhead expenses (including salaries and other compensation (including salary, bonus and benefits) of the employees and directors, board activities, insurance, legal (including litigation, judgments and settlements), accounting, corporate reporting and filing, administrative and other general operating expenses) incurred by Parent in the ordinary course of business, (C) to pay any reasonable and customary indemnification claims made by directors or officers of the Issuer or Parent, (C) to pay expenses incurred in connection with offerings of securities, debt financings or acquisition or disposition or other non-ordinary course transactions and (D) to satisfy principal, interest and other payment obligations of the Issuer on Indebtedness of Parent, the proceeds of which were contributed to the Issuer; provided, however, that all such Restricted Payments pursuant to this clause (1) shall not exceed in the aggregate $20.0 million per year; and

(2)                                  payments to Parent in respect of federal, state or local income, franchise or similar taxes of the Issuer and its Subsidiaries (“Tax Payments”); provided, however, that the aggregate Tax Payments shall not exceed (i) the aggregate amount of the relevant tax (including any penalties and interest) that the Issuer would owe after the Issue Date for United States Federal, state and local income tax purposes filing a separate tax return (or a consolidated or combined return with any Subsidiaries of the Issuer that are members of a consolidated or combined group with Parent, taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Issuer and its Subsidiaries, less (ii) the amount of any income taxes that the Issuer or its Subsidiaries pay directly to a taxing authority after the Issue Date.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Pro forma Adjustments” means, with respect to any period, the operating improvements, synergies, reduction in costs or other adjustments, as applicable, that are

(1)                                  directly attributable to a business or asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date;

(2)                                  implemented by the business that was the subject of any such asset acquisition within one year prior to the date of the business or asset acquisition and that are supportable and quantifiable (based on the Issuer’s good faith assumptions); or

(3)                                  subject to a plan being implemented or to be implemented by the Issuer or any Restricted Subsidiary in connection with the business being acquired and reasonably likely to be completed within one year following such acquisition and that are supportable and quantifiable (based on the Issuer’s good faith assumptions), such Restricted Subsidiary or such business as set forth in an officer’s certificate from the Chief Financial Officer of the Issuer;

in each case as if all such reductions in costs or other adjustments had been effected as of the beginning of such period.

“Qualified Institutional Buyer” or “QIB” has the meaning assigned to such term in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Subsidiary” means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable or related assets (including contract rights) and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Issuer or any of its Restricted Subsidiaries (but excluding customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Issuer or any of its Restricted Subsidiaries in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset (including contract rights) of the Issuer or any of its Restricted Subsidiaries (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than customary fees payable in connection with servicing accounts receivable and (c) with which neither the Issuer nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” means each January 1 and July 1; however, if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“Reference Treasury Dealer” means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors and assigns and one other nationally recognized investment banking firm selected by the Issuer that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, modify, renew, refund, repay, prepay, redeem, replace, supplement, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)                                  such Refinancing Indebtedness has a Stated Maturity (A) no earlier than the Stated Maturity of the Indebtedness being Refinanced or (B) more than 91 days after the final maturity date of the Notes;

(2)                                  such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is (A) equal to or greater than the Average Life of the Indebtedness being Refinanced or (B) more than 91 days after the final maturity date of the Notes;

(3)                                  such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus (i) accrued interest and dividends on the Indebtedness being Refinanced and (ii) fees and expenses, including any premium and defeasance or discharge costs) under the Indebtedness being Refinanced; and

(4)                                  if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Issuer or any Subsidiary that is a Subsidiary Guarantor or (B) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (1) with respect to the Original Notes issued on the Issue Date, the Registration Rights Agreement dated as of the Issue Date among the Issuer and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and (2) with respect to any Additional Notes, one or more registration rights agreements, if any, among the Issuer and the Initial Purchasers, as such agreement(s) may be amended, modified or supplemented from time to time.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Related Business” means any business (including, without limitation, the maintenance, repair and operations products distribution business) in which the Issuer or any of its Restricted Subsidiaries was engaged on the determination date, any business related, ancillary or complementary to any business of the Issuer or any of its Restricted Subsidiaries in which the Issuer or any of its Restricted Subsidiaries was engaged on the determination date, any business that is a reasonable extension of, or is necessary or desirable to facilitate, any such business engaged in by the Issuer or any of its Restricted Subsidiaries on the determination date or any business to the extent it is immaterial in size compared to the Issuer’s business as a whole.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Payment” with respect to any Person means:

(1)                                  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving such Person, (other than (i) dividends or distributions payable (x) solely in its Capital Stock (other than Disqualified Stock) or (y) through accretion or accumulation of such dividends on such Capital Stock, (ii) dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and (iii) pro rata dividends or other distributions made with respect to any class or series of Capital Stock by a Restricted Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)                                  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person, including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock);

(3)                                  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Issuer or any Subsidiary Guarantor (other than (A) intercompany Indebtedness between or among the Issuer and any of the Subsidiary Guarantors or among the Subsidiary Guarantors and (B) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)                                  the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Issuer, or if the context so requires, Interline New Jersey, that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)                                  such Person;

(2)                                  such Person and one or more Subsidiaries of such Person; or

(3)                                  one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that executes a Guaranty Agreement as a Subsidiary Guarantor that thereafter guarantees the Notes pursuant to the terms of this Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes.

“Tax Payments” has the meaning assigned to such term in the definition of “Permitted Payments to Parent.”

“Temporary Cash Investments” means any of the following:

(1)                                  United States dollars, pounds sterling, euros, the national currency of any participating member state of the European Union, Canadian dollars, or, in the case of any Foreign

Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)                                  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed or insured by the United States of America or any agency thereof having maturities of not more than twelve months from the date of acquisition;

(3)                                  bankers’ acceptances, investments in demand and time deposit accounts, certificates of deposit, eurodollar time deposits and money market deposits maturing within twelve months of the date of acquisition thereof and overnight bank deposits, in each case issued by a lender party to the Credit Agreement or issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has a Thomson Bank Watch Rating of “B” or better or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)                                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)                                  investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Issuer) with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6)                                  investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or A by Moody’s;

(7)                                  money market funds at least 95% of the assets of which constitute Temporary Cash Investments of the kinds described in clauses (1) through (6) of this definition; and

(8)                                  in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Total Assets” as of any date of determination, means the total consolidated assets of the Issuer and its Restricted Subsidiaries, which would appear on the Issuer’s consolidated balance sheet as adjusted for any significant acquisition or disposition of assets since such date.

“Transactions” has the meaning set forth in the Offering Memorandum.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C.—77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it and, thereafter, means the successor.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.11.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) either (i) if the designated Subsidiary is a Subsidiary of the Issuer or any of its Restricted Subsidiaries (but is not a Subsidiary of Interline New Jersey or any of its Restricted Subsidiaries) the Issuer could Incur $1.00 of additional Indebtedness under Section 4.09(a)(i) or (ii) if the designated Subsidiary is a Subsidiary of Interline New Jersey or any of its Restricted Subsidiaries, Interline New Jersey could Incur $1.00 of additional Indebtedness under Section 4.09(a)(ii) and (B) no Default shall have occurred and be continuing.  Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or one or more other Wholly Owned Subsidiaries.

SECTION 1.02.                                         Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.14(a)

“AHYDO Redemption Date”	3.10

“Applicable Amount”	Exhibit A

“Asset Sale Offer”	4.13(b)

“Asset Sale Offer Amount”	4.13(c)

“Asset Sale Offer Period”	4.13(c)

“Asset Sale Purchase Date”	4.13(c)

“Authentication Order”	2.02

“Bankruptcy Law”	6.01

“Cash Interest”	Exhibit A

“Change of Control Offer”	4.07(b)

“Covenant Defeasance”	8.02(c)

“Custodian”	6.01

“Determination Date”	Exhibit A

“DTC”	Exhibit B

“Escrow Period”	4.17

“Event of Default”	6.01

“Exchange Notes”	Recitals

“Global Note Legend”	Exhibit B

“Guaranteed Obligations”	10.01(a)

“Initial Notes”	Recitals

“Interest Period”	Exhibit A

“Legal Defeasance”	8.02(b)

“Mandatory Principal Redemption”	3.10

“Mandatory Principal Redemption Amount”	3.10

Term	Defined in Section

“Notes”	Recitals

“Original Notes”	Recitals

“Partial PIK Interest”	Exhibit A

“Paying Agent”	2.03

“PIK Interest”	Exhibit A

“PIK Notes”	Exhibit A

“PIK Notice”	Exhibit A

“PIK Payment”	Exhibit A

“Private Placement Legend”	Exhibit B

“Registrar”	2.03

“Restricted Cash”	Exhibit A

“Restricted Period”	2.16(b)

“Successor Company”	5.01(a)

SECTION 1.03.                                         Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

(a)           “indenture securities” means the Notes;

(b)           “indenture security holder” means a Holder or a Noteholder;

(c)           “indenture to be qualified” means this Indenture;

(d)           “indenture trustee” or “institutional trustee” means the Trustee; and

(e)           “obligor” on the indenture securities means the Issuer, any Guarantor or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.                                         Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           words in the singular include the plural, and words in the plural include the singular;

(d)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)           the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(f)            unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)           secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in collateral held by them;

(h)           the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer;

(i)            all references to the date the Original Notes were originally issued shall refer to the Issue Date; and

(j)            the phrase “in writing” as used herein shall be deemed to include .pdfs, emails and other electronic means of transmission, unless otherwise indicated.

ARTICLE TWO

THE NOTES

SECTION 2.01.                                         Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its issuance and show the date of its authentication.  Any Note (whether a Global Note or a Definitive Note) that is a Restricted Security shall bear the Private Placement Legend set forth in Exhibit B.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legends relating to Global Notes set forth in Exhibit B.

Notes issued in definitive form shall be substantially in the form set forth in Exhibit A and shall, to the extent applicable, bear the legends set forth in Exhibit B and will not have a “Schedule of Exchanges of Interests in the Global Note” attached thereto.

Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Sections 2.15 and 2.16 hereof.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

In connection with the payment of PIK Interest or Partial PIK Interest in respect of the Notes, the Issuer may, upon compliance with the conditions set forth in the Notes, without the consent of the Holders and without regard to any restrictions or limitations set forth in Section 4.09 hereof, elect to either increase the outstanding principal amount of the Notes or issue additional Notes (“PIK Notes”) under this Indenture on the same terms and conditions as the Initial Notes (in each case, a “PIK Payment”). If no choice is made with respect to the foregoing, the Issuer will be deemed to have elected to increase the outstanding principal amount of the Notes. The Original Notes, the PIK Notes and any Additional Notes issued under this Indenture shall be treated as a single class for all purposes, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, references to “Notes” for all purposes of this Indenture include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes include any increase in the principal amount of the outstanding Notes as a results of a PIK Payment.

SECTION 2.02.                                         Execution and Authentication.

One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes by manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note by manual, facsimile or electronic signature.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Original Notes on the Issue Date in the aggregate principal amount of $365,000,000 and (ii) Exchange Notes from time to time for issue in exchange for a like principal amount of Original Notes, in each case upon a written order of the Issuer in the form of an Officer’s Certificate.  In addition, the Trustee shall authenticate Additional Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including Section 4.09) and the same principal amount of Exchange Notes in exchange therefor upon a written order of the Issuer executed by an Officer of the Issuer (an “Authentication Order”).  In addition, at any time, from time to time, the Trustee shall upon reciept of an Authentication Order authenticate and deliver any PIK Notes for an aggregate principal amount specified in such Authentication Order for such PIK Notes issued hereunder. Each such Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of the Notes.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes (other than any PIK Notes, which may be issued in minimum denominations of $1.00 and integral multiples thereof and any increase in the principal amount of the PIK Notes as a result of PIK Interest (or Partial PIK Interest) may be made in integral multiples of $1.00) shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.03.                                         Registrar and Paying Agent.

The Issuer shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer or any of its Subsidiaries may act as Registrar or Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.  The Issuer may change the Paying Agent or Registrar without prior notice to Holders.

SECTION 2.04.                                         Paying Agent To Hold Assets in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Eight, that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee in writing of any Default by the Issuer (or any other obligor on the Notes) in making any such payment.  The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.  Upon any bankruptcy or reorganization process relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

SECTION 2.05.                                         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.                                         Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

Subject to Section 2.15, any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.                                         Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code, as in effect from time to time, are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such written request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code, as in effect from time to time, and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Issuer may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Issuer.

SECTION 2.08.                                         Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Trust Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest thereon ceases to accrue.  If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest thereon ceases to accrue.

SECTION 2.09.                                         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.                                         Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.  Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.                                         Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the

Issuer or any of its Subsidiaries), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures.  Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                         Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.                                        CUSIP and ISIN Number.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers (in each case, if then generally in use), and, if so, the Trustee shall use the CUSIP and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

SECTION 2.14.                                         Deposit of Moneys.

Prior to 12:00 p.m. (noon) New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Purchase Date, the Issuer shall have deposited including by wire transfer with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Purchase Date, as the case may be.

SECTION 2.15.                                         Book-Entry Provisions for Global Notes.

(a)                                  The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the legends relating to the Global Notes as set forth in Exhibit B.

Members of, or Participants in, the Depositary shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the

Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  Beneficial interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16.  In addition, a Global Note is exchangeable for a Definitive Note only if (i) the Depository (A) notifies the Issuer that it is unwilling or unable to continue as depositary for the applicable Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days, (ii) the Issuer in its sole discretion determines that the Global Notes(in whole but not in part) should be exchanged for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(i)(B) under the Securities Act or (iii) there has occurred and is continuing a Default or an Event of Default with respect to the Notes and a Holder requests that its Global Note be exchanged for a Definitive Note.

(c)                                  In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Definitive Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (i) the Issuer shall execute and (ii) the Trustee shall authenticate and deliver, one or more Definitive Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d)                                 In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall upon receipt of an Authentication Order from the Issuer authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(e)                                  Any Definitive Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(f)                                    The Holder in any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.                                         Special Transfer Provisions.

(a)                                  Restrictions on Transfer and Exchange of Global Notes.  Except as otherwise set forth in this Article Two, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that on or prior to the end of the “distribution compliance period” (as defined in Regulation S, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding 144A Global Note or an IAI Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (A) (I) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (II) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (B) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.16(b)(i).  Beneficial interests in the 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available).

(ii)               All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.16(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.16(f) hereof, the requirements of this Section 2.16(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.16(g) hereof.

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.16(b)(ii) hereof and the Registrar receives the following:

(A)                              if the transferee shall take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)                                if the transferee shall take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

(C)                                if the transferee shall take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof.

(iv)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.16(b)(ii) hereof and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as deemed in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.15(b) hereof and receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.16(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.16(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.16(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)               Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.15(b) hereof and if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(2)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.15(b) hereof and satisfaction of the conditions set forth in Section 2.16(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.16(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.16(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant.  The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.16(c)(iv) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB, in accordance with Rule 144A, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)                    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(2)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.16(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.16(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.16(e):

(i)                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer shall be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)                                if the transfer shall be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit C hereto including the certifications in item (2) thereof; or

(C)                                if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications required by item (3) thereof, if applicable.

(ii)               Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                any such exchange or transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(1)                                  if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(2)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)            Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange

Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in an Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount.  Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(i)                       To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)                    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.07, 4.13 and 9.05 hereof).

(iii)                 Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                   The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi)                Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)             Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii)          All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.16 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)                  Notwithstanding anything to the contrary herein, the Issuer will not be required to transfer or exchange any Note (i) selected for redemption or (ii) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(i)                                     General.

(i)                       The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(ii)                    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)                 The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

SECTION 2.17.                                         Issuance of Additional Notes.

The Issuer shall be entitled, subject to its compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes or the Exchange Notes, other than with respect to the date of issuance, issue price, first interest payment amount, first interest payment date, CUSIP and ISIN numbers, private placement legends and rights under a related Registration

Rights Agreement, if any. If the Notes have been registered with the SEC, the Issuer shall still be entitled to issue Additional Notes in a private placement with or without registration rights.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                         Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed.  The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 5 Business Days prior to the last date for which Holders are entitled to receive notice of redemption as provided in Section 3.03 or 3.08 (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.                                         Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(i)                  if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii)               if the Notes are not so listed, on a pro rata basis, to the extent practicable, or by such method that is in accordance with the procedures of the Depositary and applicable legal requirements (but subject to the requirement that any remaining Notes be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof);

provided, however, that, in the case of a redemption pursuant to Section 6 of the Notes, the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depositary).

Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1.00 in excess thereof; no Notes of $2,000 or less (or if a PIK payment has been made, no PIK Notes of $1.00 or less) can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased.

SECTION 3.03.                                         Notice of Redemption.

Other than in connection with redemptions pursuant to Section 3.09 and 3.10 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address or send electronically in accordance with the procedures of DTC.  At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense.  Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(i)                       the Redemption Date;

(ii)                    the Redemption Price and the amount of accrued and unpaid interest to be paid, if any;

(iii)                 the name and address of the Paying Agent;

(iv)                that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any;

(v)                   that, unless the Issuer defaults in making payment of the Redemption Price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price (including accrued and unpaid interest, if any) upon surrender to the Paying Agent of the Notes redeemed;

(vi)                if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the redeemed portion;

(vii)             if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(viii)          if such redemption is subject to satisfaction of one or more conditions precedent, a description of each such condition, and if applicable, that in the Company’s discretion the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed; and

(ix)                  the section of the Notes pursuant to which the Notes are to be redeemed.

Such notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 3.04.                                         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest to the Redemption Date.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon, if any, to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Date.  On and after the Redemption Date, interest shall cease to accrue on the Notes or portions thereof called for redemption. Notwithstanding the foregoing, any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.  The Issuer will provide prompt written notice to the Trustee at least one Business Day prior to the Redemption Date rescinding such redemption in the event that any such condition precedent shall not have occurred, and such redemption and notice of redemption shall be rescinded and of no force or effect.  Upon receipt of such notice from the Issuer rescinding such redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given. After rescinding such redemption, the Company may send another notice of redemption.

SECTION 3.05.                                        Deposit of Redemption Price.

On or before 12:00 p.m. (noon) New York City time on the Redemption Date, the Issuer shall deposit with the Paying Agent, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest of all Notes to be redeemed on that date.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price, plus accrued and unpaid interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.                                         Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes; provided, that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1.00 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes).

SECTION 3.07.                                         Mandatory Redemption

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes except pursuant to Sections 3.09 and 3.10 hereof.

SECTION 3.08.                                         Optional Redemption.

(a)                                  Except as set forth below, the Notes are not subject to redemption prior to November 15, 2014.

(b)                                 Prior to November 15, 2014, the Issuer shall be entitled at its option on one or more occasions to redeem all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Notice of such redemption must be sent electronically in accordance with the procedures of the Depositary or mailed by first-class mail to each Holder’s registered address, not less than 30 days nor more than 60 days prior to the Redemption Date.

(c)                                  On and after November 15, 2014, the Issuer shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 days’ nor more than 60 days’ notice, at the Redemption Prices (expressed in percentages of principal amount on the Redemption Date), plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

(d)                                 Prior to November 15, 2014, the Issuer may at its option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a Redemption Price (expressed as a percentage of principal amount) of 110.000%, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, with any funds up to an aggregate principal amount equal to the Net Cash Proceeds from one or more Equity Offerings; provided, however, that

(i)                                     at least 65% of such aggregate principal amount of Notes originally issued (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuer or its Affiliates); and

(ii)                                  each such redemption occurs within 90 days after the date of consummation of the related Equity Offering.

SECTION 3.09.                                         Escrow of Proceeds; Special Mandatory Redemption.

(a)                                  On the Issue Date, (i) the Initial Purchasers shall deposit into the Escrow Account pursuant to the Escrow Agreement, the net proceeds from the sale of the Initial Notes and (ii) the Issuer (or one of its Affiliates) shall deposit into the Escrow Account additional cash amounts such that the cash amounts in the Escrow Account on the Issue Date are sufficient to fund the redemption of the Notes at a Redemption Price equal to the issue price of 100% of the aggregate principal amount of the Notes and to pay all cash interest on the Notes that would accrue to, but excluding, October 2, 2012 (the “Initial Special Redemption Date”).

(b)                                 If the Merger has not been consummated (but the Merger Agreement has not been terminated) as of September 30, 2012 (the “Initial Outside Date”), the Issuer shall (i) extend the Initial Outside Date to November 30, 2012 (such date, the “Extended Outside Date” and such extension, the “Extension”), by giving the Mandatory Extension Notice to the Trustee and Escrow Agent no later than the Initial Outside Date and (ii) concurrently with the provision of such notice, the Issuer shall fund additional cash amounts into the Escrow Account such that the cash amounts in the Escrow Account on the Initial Outside Date are sufficient to fund the redemption of the Notes at a Redemption Price equal to the issue price of 100% of the aggregate principal amount of the Notes and to pay all cash interest that would accrue on the Notes to, but excluding, December 4, 2012 (the “Final Special Redemption Date”) (it being understood that the First Extension shall not become effective unless the Issuer has complied with this clause 3.09(b)(ii)).

(c)                                  If the Escrowed Property is distributed to the Trustee pursuant to Section 3(c) of the Escrow Agreement, the Trustee, on behalf of the Issuer, shall redeem the Notes on the Applicable Special Redemption Date at a Redemption Price equal to the issue price of  100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Final Special Redemption Date.  The Trustee shall pay to the Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses (including its reasonable legal fees and expenses).  In connection with any redemption of the Notes pursuant to this Section 3.09 (c), the Issuer will cause a notice of special mandatory redemption substantially in the form of Exhibit E hereto (an “Escrow Redemption Notice”) to be delivered to all Holders promptly following the Applicable Outside Date.

(d)                                 If the Escrowed Property is distributed to the Trustee pursuant to Section 3(b) of the Escrow Agreement, the Trustee, on behalf of the Issuer, shall redeem the Notes on the Escrow Termination Redemption Date at a Redemption Price equal to the issue price of 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the Escrow Termination Redemption Date. The Trustee shall pay to the Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses (including its reasonable legal fees and expenses).  In connection with any redemption of the Notes pursuant to this Section 3.09(d), the Issuer will cause an Escrow Redemption Notice to be delivered to all Holders promptly following the date of the Escrow Termination Notice.

(e)                                  If the Escrowed Property is distributed to the Trustee pursuant to Section 3(d) of the Escrow Agreement, the Trustee, on behalf of the Issuer, shall redeem the Notes on the second Business Day after such release at a Redemption Price equal to the issue price of 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of redemption. The Trustee shall pay to the Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses (including its reasonable legal fees and expenses).  In connection with any redemption of the Notes pursuant to this Section 3.09 (e), the Issuer will cause an Escrow Redemption Notice to be delivered to all Holders promptly following the date of the release of the Escrowed Property to the Trustee pursuant to Section 3(d) of the Escrow Agreement.

(f)                                    This Section 3.09 may not be waived or modified in any manner materially adverse to the Holders of the Notes as determined by the Board of Directors of the Issuer in good faith without the written consent of Holders of a majority in principal amount of the Notes then outstanding.

(g)                                 Upon release of the proceeds from the sale of the Notes to the Issuer on the Escrow Release Date in accordance with Section 3(a) of the Escrow Agreement, the Notes shall no longer be subject to redemption pursuant to this Section 3.09.

(h)                                 Notwithstanding anything to the contrary in this Indenture, any redemption pursuant to this Section 3.09 shall not be subject to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.10.                                         Mandatory AHYDO Redemption.

If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer shall be required to redeem for cash a portion of each Note then outstanding equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The Redemption Price for the portion of each Note redeemed pursuant to any Mandatory Principal Redemption shall be equal to 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption.  “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.  The Issuer will provide notice of any redemption pursuant to this Section 3.10, in the manner prescribed for notice under Section 3.07, not less than ten (10) days prior to such redemption; provided that notwithstanding anything to the contrary in this Indenture, any redemption pursuant to this Section 3.10 shall not otherwise be subject to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                         Payment of Notes.

The Issuer shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 4.02.                                        Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee, located at the Corporate Trust Office, as such office of the Issuer in accordance with Section 2.03.

SECTION 4.03.                                         [Reserved].

SECTION 4.04.                                         [Reserved].

SECTION 4.05.                                         Compliance Certificate; Notice of Default.

(a)                                  The Issuer shall deliver to the Trustee within 120 days after the end of the fiscal year of the Issuer an Officer’s Certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Issuer stating that in the course of performance by the signatory of such signatory’s duty as an Officer of the Issuer they would normally have knowledge of any Default and whether or not the signatory knows of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

(b)                                 The Issuer shall deliver to the Trustee, within 30 days after the Issuer becomes aware of the occurrence of any Default, an Officer’s Certificate specifying the Default and describing its status and the action proposed to be taken thereto.

SECTION 4.06.                                         Waiver of Stay, Extension or Usury Laws.

The Issuer and each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.                                         Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.07(b).

(b)                                 Unless delivered prior to the Change of Control as described below, within 45 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(A)                              that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(B)                                the circumstances and relevant facts regarding such Change of Control;

(C)                                the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered); and

(D)                               the instructions, as determined by the Issuer, consistent with this Section 4.07, that a Holder must follow in order to have its Notes purchased.

(c)                                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was mailed for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d)                                 On the purchase date, all Notes purchased by the Issuer under this Section 4.07 shall be delivered by the Issuer to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)                                  Notwithstanding the foregoing provisions of this Section 4.07, the Issuer shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.07 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer (it being understood that such third-party may make a Change of Control Offer that is conditioned on and prior to the occurrence of a Change of Control pursuant to this clause (1)) or (2) notice of redemption has been given pursuant to this Indenture unless and until there is a default in payment of the applicable Redemption Price.

(f)                                    A Change of Control Offer may be made in advance of the Change of Control, conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.

(g)                                 The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of its compliance with such securities laws or regulations.

SECTION 4.08.                                         Suspension of Covenants.

(a)                                  If on any date following the Escrow Release Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture, then, subject to Section 4.09 (b), beginning on that day, Section 4.09 hereof, Section 4.11 hereof, Section 4.12 hereof, Section 4.13 hereof, Section 4.14 hereof, Section 4.15 hereof and clause (3) of Section 5.01 hereof shall be suspended (collectively, the “Suspended Covenants”).

(b)                                 During any period that the foregoing covenants have been suspended, the Issuer’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (as defined herein) and the Issuer and any of the Restricted Subsidiaries shall be permitted, without causing a Default or Event of Default, to honor or otherwise perform any contractual commitments or obligations in the future after any date on which the Notes no longer have an Investment Grade Rating from both of the Rating Agencies as long as such contractual commitments or obligations were entered into during the Suspension Period and not in anticipation of the Notes no longer having an Investment Grade Rating from both of the Rating Agencies.

(c)                                  Notwithstanding the foregoing, if on any subsequent date one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, the foregoing covenants shall be reinstituted as of and from the date of such rating decline (any such date, a “Reversion Date”).  The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period.” All Indebtedness incurred during the Suspension Period shall be deemed to have been incurred or issued in reliance on the exception provided by clause (4) of Section 4.09(b) hereof.  Calculations under the reinstated Section 4.11 hereof shall be made as if Section 4.11 hereof had been in effect prior to, but not during, the period that Section 4.11 hereof was suspended as set forth above; provided, for the sake of clarity, that no default shall be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.11  hereof was suspended.  For purposes of determining compliance with Section 4.13 hereof, the Excess Proceeds from all Asset Sales not applied in accordance with such Section 4.13 shall be deemed to be reset to zero after the Reversion Date.

(d)                                 The Issuer shall promptly upon its occurrence deliver to the Trustee an Officer’s Certificate notifying the Trustee of the event giving rise to Suspended Covenants or a Reversion Date, the date thereof and identifying the Suspended Covenants.  The Trustee shall not have any obligation to monitor the occurrence or dates of any Suspended Covenants or Reversion Date and may rely conclusively on such Officer’s Certificate.  The Trustee shall not have any obligation to notify the Holders of the occurrence or dates of any Suspended Covenant or Reversion Date.

SECTION 4.09.                                         Limitation on Indebtedness.

(a)                                  The Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that (i) the Issuer and any of its Restricted Subsidiaries (other than Interline New Jersey or any Restricted Subsidiary of Interline New Jersey) will be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio for the Issuer and its Restricted Subsidiaries exceeds 2.0 to 1.0 and (ii) Interline New Jersey and any of its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Consolidated Coverage Ratio for Interline New Jersey and its Restricted Subsidiaries exceeds 2.0 to 1.0; provided, however, that neither Interline New Jersey nor any of its Restricted Subsidiaries will Incur Indebtedness (including Acquired Indebtedness) if the Consolidated Debt Ratio exceeds 4.75 to 1.0, determined on a pro forma basis (including pro forma application of the net proceeds therefrom).

(b)                                 Notwithstanding Section 4.09(a), the Issuer and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1)                                  Indebtedness Incurred by the Issuer or any Restricted Subsidiary pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount (and/or accreted value, as applicable) of all Indebtedness Incurred under this Section 4.09(b)(1) and then outstanding does not exceed the greater of (a) $350.0 million or (b) the Borrowing Base as of the date of such incurrence;

(2)                                  Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon; (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is preferred stock or unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is preferred stock or unsecured and expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

(3)                                  the Notes (other than any Additional Notes) and any PIK Notes issued from time to time in respect of any PIK Payment in accordance with the terms of this Indenture and any corresponding Subsidiary Guaranty;

(4)                                  Indebtedness outstanding on the Issue Date, including any Existing Notes and the guarantees by Restricted Subsidiaries in respect thereof (but excluding Indebtedness described in clause (b)(1), (2) or (3) of this Section 4.09);

(5)                                  Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer); provided, however, that (A) (x) in the case of Indebtedness of a Restricted Subsidiary of the Issuer (other than Interline New Jersey or a Restricted Subsidiary of Interline New Jersey), on the date of such acquisition after giving pro forma effect thereto, the Issuer would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a)(i) or (y) in the case of Indebtedness of Interline New Jersey or a Restricted Subsidiary of Interline New Jersey, on the date of such acquisition after giving pro forma effect thereto, Interline New Jersey would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a)(ii) or (B) (x) in the case of Indebtedness of a Restricted Subsidiary of the Issuer (other than Interline New Jersey or a Restricted Subsidiary of Interline New Jersey), on the date of such acquisition after giving pro forma effect thereto, the Consolidated Coverage Ratio of the Issuer would be equal to or greater than immediately prior to such acquisition or (y) in the case of Indebtedness of Interline New Jersey or a Restricted Subsidiary of Interline New Jersey, on the date of such acquisition after giving pro forma effect thereto, the Consolidated Coverage Ratio of Interline New Jersey would be equal to or greater than immediately prior to such acquisition;

(6)                                  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.09(a) or pursuant to clause (3), (4), (5) or this clause (6) of Section 4.09(b);

(7)                                  Hedging Obligations entered into not for the purpose of speculation;

(8)                                  obligations in respect of one or more standby letters of credit, performance, bid and surety bonds, completion guarantees, bank guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed), in each case provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(9)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10)                            the Guarantee or co-issuance by any Subsidiary Guarantor of any Indebtedness otherwise permitted to be Incurred pursuant to this Indenture;

(11)                            Indebtedness (including Capital Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries to finance all or any part of the purchase price or cost of design, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount (or accreted value, as applicable) which, when taken together with all other Indebtedness Incurred pursuant to this clause (11) and outstanding on the date of such Incurrence, does not exceed the greater of (x) $25.0 million or (y) 5.0% of Consolidated Tangible Assets determined as of the most recent practical date (as adjusted for any significant acquisition or disposition of assets since such date);

(12)                            Indebtedness of a Receivables Subsidiary Incurred pursuant to a Qualified Receivables Transaction;

(13)                            Indebtedness Incurred by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (13) and outstanding on the date of such Incurrence, does not exceed the greater of (x) $25.0 million and (y) 4.5% of Consolidated Tangible Assets determined as of the most recent practical date (as adjusted for any significant acquisition or disposition of assets since such date);

(14)                            Indebtedness representing indemnification, adjustment for purchase price or similar obligations relating to the acquisition of any business or assets or any disposition of any business or assets;

(15)                            Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Issuer and the Restricted Subsidiaries Incurred pursuant to this clause (15) and outstanding on the date of such Incurrence, does not exceed the greater of (x) $60.0 million and (y) 10.5% of Consolidated Tangible Assets determined as of the most recent practical date (as adjusted for any significant acquisition or disposition of assets since such date).

(16)                            Contribution Indebtedness;

(17)                            Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(18)                            Indebtedness of the Issuer or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(19)                            cash management obligations and Indebtedness in respect of netting services, overdraft facilities, employee credit card programs, Cash Pooling Arrangements or similar arrangements in connection with cash management and deposit accounts; provided that with respect to any Cash Pooling Arrangements, the total amount of all deposits subject to any such Cash Pooling Arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such Cash Pooling Arrangements.

(c)                                  For purposes of determining compliance with this Section 4.09:

(1)                                  any Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as Incurred under Section 4.09(b)(i);

(2)                                  in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in Section 4.09(a) or (b), the Issuer, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in Section 4.09(a) or one of the clauses of Section 4.09(b);

(3)                                  the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.09(a) or (b);

(4)                                  following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to Section 4.09(a) or one of the clauses in Section 4.09(b) (other than Indebtedness outstanding under the Credit Agreement on the Issue Date described in clause (1) of Section 4.09(c)) may later be divided, classified or reclassified (based on circumstances in existence at the time of such reclassification or division) by the Issuer in its sole discretion such that it will be deemed as having been Incurred pursuant to Section 4.09(a) or another clause in Section 4.09(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new clause or paragraph at the time of such reclassification;

(5)                                  for purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness; and

(6)                                  the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

In addition, the accrual of interest, the accretion of accreted value and the payment of interest in the form additional Indebtedness (including any PIK Payment), as applicable, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09 or Section 4.10.

SECTION 4.10.                                         Liens.

The Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless contemporaneously therewith such Person makes effective provision to secure the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with (or on a senior basis to, in the case of a Lien securing Indebtedness that constitutes Subordinated Obligations) such Indebtedness for so long as such Indebtedness is outstanding and is secured by a Lien.

SECTION 4.11.                                         Limitation on Restricted Payments.

(a)                                  The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(1)                                  a Default shall have occurred and be continuing (or would result therefrom);

(2)                                  (A) with respect to a Restricted Payment by the Issuer or any Restricted Subsidiary of the Issuer (other than Interline New Jersey or any Restricted Subsidiary of Interline New Jersey), the Issuer is not entitled to incur at least $1.00 of additional Indebtedness under Section 4.09(a)(i), and (B) with respect to a Restricted Payment by Interline New Jersey or any Restricted Subsidiary of Interline New Jersey, Interline New Jersey is not entitled to Incur at least $1.00 of additional Indebtedness under the provisions of Section 4.09(a)(ii); or

(3)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A)                              50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the Issuer’s third fiscal quarter of 2012 to the end of the most recent fiscal quarter for which internal financial statements are then available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)                                the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Escrow Release Date (other than (i) an issuance or sale to a Subsidiary of the Issuer, (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Issuer or any of its Subsidiaries, (iii) Excluded Contributions and (iv) an issuance or sale to an employee if such employee has received any loan or advance made pursuant to clause (6) under the definition of “Permitted Investment,” except, with respect to this clause (iv), to the extent such loan or advance is repaid by such employee in cash other than with the proceeds from a Permitted Investment), (y) 100% of the Fair Market Value of property or assets (other than in connection with the consummation of the Merger and other than cash, Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Issuer’s interest in the Fair Market Value of such Person’s property and assets) that is received by the Issuer subsequent to the Escrow Release Date in exchange for Capital Stock (other than Disqualified Stock) of the Issuer (other than any such property or assets received from a Subsidiary of the Issuer) or as a capital contribution from its shareholders and (z) 100% of any cash capital contribution received by the Issuer from its shareholders subsequent to the Escrow Release Date; plus

(C)                                the amount by which Indebtedness of the Issuer or a Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer or a Restricted Subsidiary upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Issuer or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Issuer or to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); plus

(D)                               an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Issuer or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Issuer or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)                                 The provisions of Section 4.11(a) shall not prohibit:

(1)                                  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Issuer or any of its Subsidiaries) or Parent with a substantially concurrent cash capital contribution received by the Issuer from its Parent (collectively, including such capital contributions “Refunding Capital Stock”); provided, however, that any such Restricted Payment that occurs within 90 days of such sale or cash capital contribution shall be deemed to have occurred substantially concurrently with such sale or cash capital contribution; provided further, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a) and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.11(a)(3)(B);

(2)                                  any purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value of Subordinated Obligations of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to Section 4.09; provided, however, that any purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement of the existing Subordinated Obligations that occurs within 90 days of the incurrence of the new Subordinated Obligations shall be deemed to have occurred substantially concurrently with such incurrence; provided further, however, that such purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(3)                                  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.11; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments under Section 4.11(a);

(4)                                  so long as no Default has occurred and is continuing, the repurchase, redemption, retirement or other acquisition of shares of Capital Stock of the Issuer or  Parent or any of their Subsidiaries from employees, former employees, directors or former directors of the Issuer or Parent or any of their Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, including, without limitation, their estates or beneficiaries under their estates), pursuant to the terms of the agreements (including employment, severance, compensation or shareholder agreements) or plans (or amendments thereto) approved by the Board of Directors of the Issuer or Parent, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions in any fiscal year shall not exceed $2.5 million and that the aggregate amount of Restricted Payments permitted (but not made) pursuant to this Section 4.11(b)(4) in any one fiscal year may be carried forward to any succeeding fiscal year; provided further, that such amounts will be increased by (x) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale of since the Escrow Release Date of Capital Stock (other than Disqualified Stock) of the Issuer or Parent to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to Section 4.11(a)(3) or this Section 4.11(b)(4), plus (y) the cash proceeds of key man life insurance policies received by the Issuer, its Restricted Subsidiaries or Parent and contributed to the Issuer; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(5)                                  payments of dividends on Disqualified Stock issued pursuant to Section 4.09; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(6)                                  Restricted Payments made with Net Available Cash from Asset Dispositions remaining after application thereof as required by Section 4.13; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under Section 4.11(a);

(7)                                  (A) repurchases of Capital Stock deemed to occur upon exercise of stock options or the vesting of restricted stock, restricted stock units, deferred stock units or any similar securities if such Capital Stock represents a portion of the exercise price of such options (or withholding of Capital Stock to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units or any similar securities) and (B) payments of cash, dividends, distributions, advances or other Restricted Payments by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the vesting or settlement of restricted stock, restricted stock units, deferred stock units or any similar securities or (iii) the conversion or exchange of Capital Stock of any such Person; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(8)                                  payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.09(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(9)                                  Permitted Payments to Parent; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(10)                            so long as no Default has occurred and is continuing, the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a Change of Control pursuant to a provision no more favorable to the Holders thereof than the provisions described in Section 4.07; provided that, in each case, prior to the repurchase, the Issuer has made a Change of Control Offer and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under Section 4.11(a);

(11)                            Restricted Payments made with Excluded Contributions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(12)                            Restricted Payments by the Issuer of, or loans, advances, dividends or distributions by the Issuer to Parent to pay, dividends on the common stock or equity of the Issuer or Parent following a public offering of such common stock or equity in an amount not to exceed in any fiscal year 6.0% of the aggregate gross proceeds received by the Issuer (whether directly, or indirectly though a contribution of common equity capital) in or from such public offering; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments under Section 4.11(a);

(13)                            Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this Section 4.09(b)(13), does not exceed the greater of (x) $20.0 million or (y) 2.0% of Total Assets determined as of the most recent practical date (as adjusted for any significant acquisition or disposition of assets since such date); provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(14)                            payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(15)                            the distribution, dividend or otherwise of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a);

(16)                            (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Escrow Release Date; (b) the declaration and payment of dividends to Parent, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred

Stock (other than Disqualified Stock) of such Parent issued after the Escrow Release Date; provided, in the case of clauses (a) and (b) that (x) the amount of dividends paid pursuant to clause (a) or (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock and (y) in the case of each of (a) and (b) of this clause (16), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Coverage Ratio of at least 2.00 to 1.00; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a); and

(17)                            Restricted Payments made in connection with the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by Section 4.14; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments under Section 4.11(a).

(c)                                  Notwithstanding the foregoing provisions of this Section 4.11, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly make any Equity Restricted Payment if (i) the Issuer paid all or any portion of the interest due on the Notes in the form of PIK Interest or Partial PIK Interest on the Interest Payment Date immediately preceding the date of the proposed Equity Restricted Payment or (ii) if, as of the date of the proposed Equity Restricted Payment, the Issuer has elected to pay all or any portion of the interest due on the Notes on the next Interest Payment Date in the form of PIK Interest or Partial PIK Interest (or has delivered a PIK Notice in respect thereof) or the Issuer has in good faith determined that it would have to make such election.

(d)                                 For the avoidance of doubt, any “deemed dividend” resulting from the filing of a consolidated or combined tax return by any Parent and not involving any cash distribution will not be a Restricted Payment.

(e)                                  For purposes of determining compliance with this Section 4.11, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (17) of Section 4.11(b), or is entitled to be made in reliance on Section 4.11(a), the Issuer will be entitled to classify or re-classify (based on circumstances existing on the date of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.11 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses of Section 4.11(a) or (b).

SECTION 4.12.                                         Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except:

(1)                                  with respect to clauses (a), (b) and (c),

(A)                              any encumbrance or restriction pursuant to an agreement (including the indentures governing the Notes and the Existing Notes and the Credit Agreement) in effect at or entered into on the Escrow Release Date;

(B)                                any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date;

(C)                                any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.12(1)(A) or 4.12(1)(B) or this Section 4.12(1)(C) or contained in any amendment to an agreement referred to in Section 4.12(1)(A) or 4.12 (1)(B) or this Section 4.12(1)(C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially more restrictive, taken as a whole, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D)                               any encumbrance or restriction consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness solely as a result of a Lien on such asset;

(E)                                 any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(F)                                 any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(G)                                any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under Section 4.09(b)(15);

(H)                               any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under Section 4.09(b)(11); provided, however, that such encumbrance or restriction is limited to the assets being financed and proceeds thereof;

(I)                                    any encumbrance or restriction pursuant to the terms of Indebtedness Incurred by a Foreign Subsidiary; provided, however, such encumbrance or restriction is limited to the Foreign Subsidiary Incurring such Indebtedness;

(J)                                   any encumbrance or restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Escrow Release Date;

(K)                               any encumbrance or restriction pursuant to the terms of any agreement entered into in connection with any Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to a Receivables Subsidiary;

(L)                                 any encumbrance or restriction pursuant to an agreement with a governmental entity providing for developmental financing on terms which are more favorable (at the time such agreement is entered into) than those available from third party financing sources;

(M)                            provisions with respect to the disposition or distribution of assets or property or the transfer of ownership interests in joint venture agreements, partnership, limited liability and other similar agreements or provisions contained in any bona fide joint venture agreement (including any such agreements entered into in connection with a Restricted Investment);

(N)                               non-assignment and non-transfer provisions of any contract, license or lease entered into in the ordinary course of business;

(O)                               restrictions on cash or other deposits or net worth imposed by suppliers, customers or landlords under contracts entered into in the ordinary course of business;

(P)                                 any encumbrance or restriction pursuant to the terms of any agreements governing other Indebtedness permitted to be incurred under Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that either, in the good faith determination of the Issuer on the date of incurrence (which such determination shall be conclusive), (x) the restrictions therein will not materially adversely impact the ability of the Issuer to make principal and interest payments on the Notes, or (y) the restrictions contained in the agreements governing such Indebtedness are customary for such Indebtedness; and

(Q)                               any encumbrance or restriction pursuant to the terms of any Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are, in the good faith determination of the Issuer on the date of incurrence (which such determinations shall be conclusive), not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; and

(2)                                  with respect to clause (c) of this Section 4.12 only,

(A)                              any encumbrance or restriction consisting of customary nonassignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B)                                any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

SECTION 4.13.                                         Limitation on Sales of Assets and Subsidiary Stock.

(a)                                  The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)                                  the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition (or at the time the Issuer or such Restricted Subsidiary becomes obligated to complete such Asset Disposition) at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Issuer or the chief financial or accounting officer of the Issuer, as evidenced by an Officer’s Certificate certifying compliance with the foregoing condition, of the shares and assets subject to such Asset Disposition;

(2)                                  at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents or Temporary Cash Investments; and

(3)                                  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be):

(A)                              to prepay, repay, redeem or purchase (i) Secured Indebtedness of the Issuer or (ii) any Indebtedness (other than any Preferred Stock or Disqualified Stock) of any Restricted Subsidiary (in each case other than Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer) within 400 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)                                to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that the Issuer or such Restricted Subsidiary shall be deemed to have applied Net Available Cash in accordance with this clause (B) within such 12-month period if, within such 12-month period, it has entered into a binding commitment or agreement to invest such Net Available Cash and continues to use all reasonable efforts to so apply such Net Available Cash no later than the earlier of (x) a date which is 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or (y) reasonably promptly upon any abandonment or termination of such commitment or agreement;

(C)                                at any time within 400 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to make an offer to Holders (and to holders of other Indebtedness of the Issuer (other than Subordinated Obligations) designated by the Issuer) to purchase Notes (and such other Indebtedness of the Issuer) pursuant to and subject to the conditions contained in this Indenture and the terms of such other Indebtedness; and

(D)                               for any combination of the foregoing or for any purpose not prohibited by the terms of this Indenture;

Notwithstanding the foregoing provisions of this Section 4.13, the Issuer and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this Section 4.13 except (x) to the extent that the aggregate Net Available Cash from all Asset Dispositions on or after the Issue Date which is not applied in accordance with this Section 4.13, exceeds $15.0 million and (y) to the extent that the distribution of such aggregate Net Available Cash is permitted under any contractual restriction applicable to any Restricted Subsidiary (so long as such restriction is permitted under Section 4.12).  Pending application of Net Available Cash pursuant to this Section 4.13, the Issuer (or the applicable Restricted Subsidiary) may temporarily reduce Indebtedness (other than Subordinated Obligations) or otherwise invest such Net Available Cash in any manner that is not prohibited by this Indenture. Following the entering into of a binding agreement with respect to an Asset Disposition and prior to the consummation thereof, cash or Temporary Cash Investments (whether or not actual Net Available Cash related to such Asset Disposition) used for the purposes described in clauses (A) through (C) above that are designated as used in accordance therewith, and not previously or subsequently so designated in respect of any other Asset Disposition, shall be deemed to be Net Available Cash applied in accordance therewith.

For the purposes of this Section 4.13, the following are deemed to be cash or cash equivalents:

(1)                                  the assumption of Indebtedness of the Issuer (other than Subordinated Obligations and obligations in respect of Disqualified Stock of the Issuer) or any Restricted Subsidiary (other than Subordinated Obligations and obligations in respect of Disqualified Stock and

Preferred Stock of a Subsidiary Guarantor) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)                                  any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (2) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(3)                                  the fair market value of any assets (other than securities, unless such securities represent Capital Stock in an entity engaged in a Related Business, such entity becomes a Restricted Subsidiary or the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the business of the Issuer or such Restricted Subsidiary; and

(4)                                  securities received by the Issuer or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Issuer or such Restricted Subsidiary (subject to ordinary settlement periods) into cash, to the extent of the cash received in that conversion.

(b)                                 Any Net Available Cash from Asset Dispositions not so applied or invested as described in clauses (A) through (D) of Section 4.13(a)(3) will constitute “Excess Proceeds.”  Within 10 Business Days after the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer will make an offer to repurchase the Notes (an “Asset Disposition Offer”) pursuant to clause (a)(3)(C) above, unless an offer has been previously made. The Issuer will purchase Notes tendered pursuant to such Asset Disposition Offer by (and such other indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other indebtedness of the Issuer was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture.  If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Issuer will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be minimum denominations of $2,000 principal amount or $1,000 multiples thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes).  If any Net Available Cash remain after consummation of such an asset sale offer, such amounts shall no longer be considered Net Available Cash for purposes of this Indenture and the Issuer may use such Net Available Cash for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero.

(c)                                  (1) Promptly, and in any event within 10 days after the Issuer becomes obligated to make an Asset Sale Offer, the Issuer shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Notes purchased by the Issuer either in whole or in part (subject to prorating as described in Section 4.13(b) in the event the Asset Sale Offer is oversubscribed) in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes), at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Asset Sale Purchase Date”) and shall state (A) that the Issuer has become obligated to make an Asset Sale Offer, (B) the aggregate principal amount of Notes that is subject to such Asset Sale Offer, (C) the purchase price, (D) the Asset Sale Purchase Date, (E) the instructions, as determined by the Issuer, consistent with this Section 4.13, that a Holder must follow in order to have its Notes purchased and (F) such other information as the Issuer may deem necessary.

(2)                                  On or prior to each Asset Sale Purchase Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) an amount in cash equal to the applicable amount of the Asset Sale Offer (the “Asset Sale Offer Amount”). Upon the expiration of the period for which the Asset Sale Offer remains open (the “Asset Sale Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Issuer.  The Trustee shall, on the Asset Sale Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Issuer to the Trustee is less than the Asset Sale Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Asset Sale Offer Period for application in accordance with this Section 4.13.

(3)                                  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(4)                                  At the time the Issuer delivers Notes to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.11. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d)                                 The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.13. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of its compliance with such securities laws or regulations.

SECTION 4.14.                                        Limitation on Affiliate Transactions.

(a)                                  The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2.5 million unless:

(1)                                  the terms of the Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a Person who is not an Affiliate; and

(2)                                  if such Affiliate Transaction involves an amount in excess of $20.0 million, the material terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Issuer have determined in good faith that the criteria set forth in Section 4.14(a)(1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution of the Issuer.

(b)                                 The provisions of Section 4.14(a) shall not prohibit:

(1)                                  any Permitted Investment or any Restricted Payment permitted to be made pursuant to Section 4.11;

(2)                                  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors of the Issuer;

(3)                                  loans or advances (or cancellations thereof) to employees or consultants in the ordinary course of business of the Issuer or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

(4)                                  the payment of reasonable compensation, reimbursements or employee benefits to, and the provision of an indemnity for the benefit of, directors, officers or employees of the Issuer or its Restricted Subsidiaries in the ordinary course of business;

(5)                                  the payment of reasonable fees and reimbursements to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries;

(6)                                  any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(7)                                  the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer or contribution to the common capital of the Issuer;

(8)                                  any agreement that provides registration rights to the securityholders of the Issuer (and the performance of such agreements) or any shareholders agreement of the Issuer or Parent;

(9)                                  any merger, consolidation or reorganization of the Issuer with (i) an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Issuer in a new jurisdiction or (ii) Parent;

(10)                            any transaction with a Receivables Subsidiary pursuant to a Qualified Receivables Transaction;

(11)                            the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and one or more Subsidiaries, on the one hand, and any other Person with which the Issuer and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand;

(12)                            indemnification or similar agreements with, and the payment of the fees and indemnities to, directors, officers and employees of the Issuer and its Restricted Subsidiaries, in each case in the ordinary course of business;

(13)                            any employment, deferred compensation, consulting, noncompetition, confidentiality or similar agreement entered into by the Issuer and its Restricted Subsidiaries with its employees or directors in the ordinary course of business and payments and other benefits (including bonus, retirement, severance, health, stock option and other benefit plans) pursuant thereto;

(14)                            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which, in the reasonable determination of the Board of Directors of the Issuer are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(15)                            transactions between the Issuer or any Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Issuer or any Parent; provided, however, that such director abstains from voting as a director of the Issuer or such Parent, as the case may be, on any matter involving such other Person;

(16)                            transactions entered into in good faith with any of the Issuer’s or Restricted Subsidiary’s Affiliates that provide for shared services and/or facilities arrangements and that provide cost savings and/or other operational efficiencies to the Issuer and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Issuer’s Board of Directors, and payments related thereto;

(17)                            transactions between or among the Issuer and/or any of its Restricted Subsidiaries;

(18)                            Permitted Payments to Parent;

(19)                            any transaction in which the Issuer or any Restricted Subsidiary, as the case may be, obtains a favorable written opinion from an Independent Qualified Party as to the fairness of such transaction to the Issuer and its Restricted Subsidiaries from a financial point of view or that such transaction is not less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate;

(20)                            (i) any agreement as in effect on the Issue Date, and (ii) any agreements related to the Transactions or any renewals or extensions of any such agreement (so long as such renewals or extensions are not materially less favorable to the Issuer or the Restricted Subsidiaries) and the transactions evidenced thereby;

(21)                            the Transactions and the payment of all fees and expenses related to the Transactions;

(22)                            payments by the Issuer or any Restricted Subsidiary of the Issuer to any of the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Issuer in good faith;

(23)                            (i) investments by Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as (A) the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 20.0% of the proposed or outstanding issue amount of such class of securities (provided, that any investments in debt securities by any Debt Fund Affiliates shall not be subject to the limitation in this clause (B)), and (ii) payments to Permitted Holders in respect of securities of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities; and

(24)                            any capital contribution to the common equity capital of the Issuer.

SECTION 4.15.                                         Future Subsidiary Guarantors.

The Issuer will cause each domestic Wholly Owned Subsidiary (other than a Receivables Subsidiary), and non-Wholly Owned Subsidiary if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of the Issuer or a Subsidiary Guarantor, that is not then a Subsidiary Guarantor and that Guarantees any Indebtedness of the Issuer of which the Issuer is a primary obligor to, in each case at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

SECTION 4.16.                                         SEC Reports.

(a)                                  Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish the Holders, or file electronically with the SEC through the SEC’s EDGAR System (or any successor system), within the time periods that would be applicable to the Issuer under Section 13(a) or 15(d) of the Exchange Act and the rules and regulations of the SEC (giving effect to Rule 12h-5 and Rule 12b-25 under the Exchange Act):

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

(b)                                 In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (giving effect to Rule 12h-5 and Rule 12b-25 under the Exchange Act) (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)                                  Notwithstanding anything herein to the contrary, the Issuer will be deemed to have complied with its obligations in the preceding two paragraphs following the filing of the Exchange Offer Registration Statement and prior to the effectiveness thereof if the Exchange Offer Registration Statement includes the information specified in clauses (1) and (2) above at the times it would otherwise be required to file such forms. Notwithstanding the foregoing, the Issuer may satisfy such requirements to the extent any Parent files and provides such information with respect to the Parent, Parent owns directly or indirectly all of the common stock of the Issuer and Parent guarantees the Notes.

(d)                                 The Issuer shall comply with the applicable provisions of § 314(a) of the TIA.

(e)                                  Notwithstanding anything herein to the contrary, at any time prior to the first anniversary of the Issue Date, the Issuer will not be deemed to have failed to comply with any of its agreements set forth under this Section 4.16 for purposes of Section 6.01(4) until 120 days after the date any report is required to be filed with the SEC pursuant to this Section 4.16.

(f)                                    Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor) unless it has received actual knowledge of a potential failure to file.

(g)                                 Any failure to comply with this Section 4.16 shall be automatically cured when the Issuer or Parent, as the case may be, provides all required reports to noteholders or files all required reports with the SEC.

SECTION 4.17.                                         Activities of the Issuer and of the Issuer Prior to the Escrow Release Date.

(a)                                  Prior to the Escrow Release Date, notwithstanding anything to the contrary in this Indenture, the Issuer shall have no material business or activities or material assets or liabilities other than the Escrowed Property and the Notes (other than activities conducted or assets or liabilities incurred in connection with the Transactions in accordance with the description thereof in the Offering Memorandum).

(b)                                 Any activity engaged in or transaction or agreement entered into by Interline Brands or any of its Restricted Subsidiaries during the period from and including the Issue Date and ending on the Escrow Release Date (the “Escrow Period”) that would have been subject to Section 4.07, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16 or Section 5.01 of this Indenture if the Merger had been consummated on the Issue Date shall be treated and classified under this Indenture (including but not limited to impacting the availability of any and all relevant baskets) as if all such covenants had been applicable to Interline Brands and its Restricted Subsidiaries during the Escrow Period, and all calculations made under this Indenture shall be made as if those Sections had been in effect throughout the Escrow Period, and the financial statements of Interline Brands and its consolidated subsidiaries shall be deemed those of the Issuer for all periods from and including the Issue Date. Any Indebtedness, Lien, Investment or agreement of, or applicable to, Interline Brands or any of its Restricted Subsidiaries actually outstanding or in effect on the Escrow Release Date shall be deemed to have been outstanding or in effect on the Issue Date for purposes of this Indenture, other than Indebtedness described in clauses (1) through (4) in Section 4.09(b) or clause (4) of the definition of “Permitted Liens”.

(c)                                  For the avoidance of doubt, notwithstanding anything to the contrary set forth in this Indenture, the consummation of the Transactions (including the Merger and any related transactions) to occur on the Escrow Release Date as described in the Offering Memorandum shall not be prohibited under this Indenture and any transaction entered into by the Issuer between the Issue Date and the Escrow Release Date shall not result in a Default or Event of Default.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                         Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                                  The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)                                  either (A) the Issuer is the surviving Person or (B) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture;

(2)                                  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Issuer, the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Issuer, such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)                                  immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a)(1); (B) the Successor Company would have a Consolidated Coverage Ratio that would be equal to or greater than the Consolidated Coverage Ratio of the Issuer immediately prior to such transaction; and

(4)                                  the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Issuer or any Restricted Subsidiary, (B) the Issuer merging with an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction or forming a holding company for the Issuer or (C) Parent merging with and into Isabelle Acquisition Sub Inc., prior to the Merger, with Isabelle Acquisition Sub Inc. being the surviving corporation.  This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets (i) by the Issuer to any Subsidiary Guarantor or by any Subsidiary Guarantor to the Issuer, (ii) among Subsidiary Guarantors or (iii) by a Restricted Subsidiary to (x) another Restricted Subsidiary that is not a Subsidiary Guarantor or (y) the Issuer or any Subsidiary Guarantor.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(b)           The Issuer shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)           except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Issuer or a Subsidiary of the Issuer) or otherwise ceases to be a Subsidiary Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Issuer provides an Officer’s Certificate to the Trustee to the effect that the Issuer will comply with its obligations under Section 4.13 in respect of such disposition, either (A) such Subsidiary is the surviving Person or (B) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2)           immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)           the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture;

provided, however, that this Section 5.01(b) shall not be applicable to any Subsidiary Guarantor that consolidates with, merges with or into or conveys, transfers or leases, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Subsidiary Guarantor.

SECTION 5.02.                                         Successor Corporation Substituted.

Upon any consolidation by the Issuer with or merger by the Issuer or Subsidiary Guarantor into any other corporation or other entity or any conveyance, transfer or lease of all or substantially all of the property and assets of the Issuer or Subsidiary Guarantor in accordance with Section 5.01, the successor corporation or other entity formed by such consolidation or into which the Issuer or Subsidiary Guarantor, as applicable, is merged or the successor corporation or entity or affiliated group of corporations or entities to which such lease, sale, assignment or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or Subsidiary Guarantor, as applicable, under this Indenture with the same effect as if such successor corporation or corporations or entity or entities had been named as the Issuer or Subsidiary Guarantor, as applicable herein, and thereafter, except in the case of a lease, the predecessor corporation or corporations or entity or entities shall be relieved of all obligations and covenants under this Indenture and the Notes and in the event such conveyance or transfer, except in the case of a lease, any such predecessor corporation may be dissolved and liquidated.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                         Events of Default.

An “Event of Default” occurs if:

(1)           the Issuer defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2)           the Issuer (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise, or (ii) fails to purchase Notes when required pursuant to this Indenture or the Notes (including the failure to make a payment to repurchase Notes tendered pursuant to a Change of Control Offer or through the application of any Net Available Cash);

(3)           the Issuer fails to comply with its obligations pursuant to Section 5.01;

(4)           the Issuer or any Restricted Subsidiary fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in clause (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;

(5)           Indebtedness of the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million (the “cross acceleration provision”);

(6)           the Issuer, a Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)          makes a general assignment for the benefit of its creditors; or

takes any comparable action under any foreign laws relating to insolvency;

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Issuer, a Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B)           appoints a Custodian of the Issuer, a Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property;

(C)           orders the winding up or liquidation of the Issuer, a Subsidiary Guarantor or any Significant Subsidiary; or

any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(8)           any judgment or decree for the payment of money in excess of $50.0 million is entered against the Issuer or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”); or

(9)           any Subsidiary Guaranty of a Significant Subsidiary of the Issuer ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) and such default continues for 10 days or any Subsidiary Guarantor which is a Significant Subsidiary of the Issuer denies or disaffirms its obligations under its Subsidiary Guaranty.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02.                                         Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in principal amount of the Notes by notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Issuer occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Upon payment of all such principal and interest, all of the Issuer’s obligations under the Notes and this Indenture shall terminate, except obligations under Section 7.07.

At the request of the Holders of a majority in principal amount of the Notes then outstanding following any declaration of the acceleration of the Notes pursuant to this Section 6.02 that has not been rescinded, the Trustee may instruct the Escrow Agent to release the Escrowed Property in the Escrow Account to redeem the Notes pursuant to Section 3.09(e) hereof.

SECTION 6.03.                                         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                         Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.01, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Note as specified in Section 6.01(1) or (2).  When a Default is waived, it is deemed cured.

SECTION 6.05.                                         Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability.  Prior to the Trustee taking any action or following any direction pursuant to this Indenture, the Trustee shall have received indemnification on terms satisfactory to it in its sole discretion against any loss liability, claim or expense caused by taking or not taking such action or following or not following such direction.

SECTION 6.06.                                         Limitation on Suits.

(a)           Except with respect to a Default in the payment of principal of, premium, if any, or interest on any Note as specified in Section 6.01(1) or (2), a Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)            such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii)           the Holders of at least 25% of the outstanding principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)          such Holder or Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)          the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the outstanding principal amount of Notes;

it being understood and intended that no one or more of Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

SECTION 6.07.                                         Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                                         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case as provided in Section 4.01 and the Notes and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                         Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.                                         Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third:  to Holders for principal and premium due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

Fourth:  to the Issuer or to the Guarantors, if any, as their respective interests may appear.

The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11.                                         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of then outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)         the Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

(ii)        in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for bad faith, willful misconduct and its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)         This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii)        The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)       The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.                                         Rights of Trustee.

Subject to Section 7.01:

(a)           The Trustee may rely conclusively and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, unless otherwise specified in this Indenture, the Trustee may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)           The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)            The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(k)           The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as to authorized in any such certificate previously delivered and not superseded.

(l)            Except in connection with its bad faith, willful misconduct or negligence, in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.                                         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.  The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.                                         Notice of Default.

If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Noteholder notice of the uncured Default within the earlier of 90 days after such Default occurs or 30 days after such Default is actually known to a Trust Officer or written notice of such Default is received by the Trustee.  Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Purchase Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

SECTION 7.06.                                         Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with May 15, 2013, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).  A copy of each report at the time of its mailing to Noteholders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.  The Issuer shall promptly notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07.                                         Compensation and Indemnity.

(a)           The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable and documented disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

(b)           The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Issuer or Noteholders or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable and documented fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Trustee shall not agree to or effect any settlement without the prior written consent of the Issuer, which consent shall not be unreasonably withheld.  The Issuer need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.  The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

(c)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

(d)           Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.                                         Replacement of Trustee.

(a)           The Trustee may resign at any time by so notifying the Issuer in writing.  The Holders of a majority in principal amount of then outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee.  The Issuer may remove the Trustee if:

(i)         the Trustee fails to comply with Section 7.10;

(ii)        the Trustee is adjudged a bankrupt or an insolvent;

(iii)       a receiver, custodian or other public officer takes charge of the Trustee or its property; or

(iv)       the Trustee becomes incapable of acting.

(b)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Noteholder.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

(e)           If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                         Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.                                         Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11.                                         Preferential Collection of Claims Against the Issuer.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                         Satisfaction and Discharge; Termination of the Issuer’s Obligations.

(a)           The Issuer may terminate their obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Issuer have paid all sums payable by it hereunder, or if:

(i)         either (A) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes in accordance with the provisions hereof, (B) all Notes have otherwise become or will become due and payable within one year or (C) all Notes are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of, and at the expense of, the Issuer;

(ii)        the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.S. Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption;

(iii)       the Issuer shall have paid all other sums payable by each of them hereunder; and

(iv)       the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the satisfaction and discharge of this Indenture have been complied with.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified in clause (b) below.

(b)           Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s and the Trustee’s obligations in Sections 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08.  After the Notes are no longer outstanding, the Issuer’s and the Trustee’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02.                                         Legal Defeasance and Covenant Defeasance.

(a)           The Issuer may, at its option by Board Resolution of the Board of Directors of the Issuer, at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)         the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii)        the Issuer’s obligations with respect to such Notes under Article Two and Section 4.02 hereof;

(iii)       the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(iv)       this Article Eight.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

(c)           Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from its obligations under the covenants contained in Sections 4.02 through 4.17, the limitations contained in Section 5.01(a)(3) and Section 6.01(5), (6) and (7) (but in the case of Section 6.01(6) and (7), with respect only to Subsidiary Guarantors and Significant Subsidiaries), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(5), (6), (7) and (8) (but, in the case of Sections 6.01(6) and (7), with respect only to Subsidiary Guarantors and Significant Subsidiaries) or because of the failure of the Issuer to comply with Section 5.01(a)(3).  If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guaranty simultaneously with the exercise of either such option.

SECTION 8.03.                                         Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(b)           in the case of an election under Section 8.02(b) hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or

(ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.02(c) hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided, however, that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

(e)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Credit Agreement, or any other material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(f)            the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel satisfactory to it stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04.                                         Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.  The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s written request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.                                         Repayment to the Issuer.

The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, shall at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.06.                                         Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                         With Consent of Holders.

Subject to Section 9.02 below, this Indenture and the Escrow Agreement may be amended (including but not limited to any change to, or extension of the time for performance under, the escrow release and special mandatory redemption provisions described in Section 3.09) with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.  However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not:

(1)           reduce the amount of Notes whose Holders must consent to an amendment;

(2)           reduce the rate of or extend the time for payment of interest on any Note;

(3)           reduce the principal of or extend the Stated Maturity of any Note;

(4)           change the provisions applicable to the redemption of any Note contained in Article Three or paragraph 5 or 6 of the Notes (other than the notice provisions with respect thereto);

(5)           make any Note payable in money other than that stated in the Note;

(6)           impair the right of any Holder to receive payment of principal of and interest (including Additional Interest) on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)           make any change to this Article Nine, Section 6.04 or Section 6.07 which would require each Holder’s consent;

(8)           make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(9)           make any change in, or release other than in accordance with this Indenture or any Subsidiary Guaranty that would adversely affect the Holders of the Notes.

It shall not be necessary for the consent of the Holders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.                                         Without Consent of Holders.

Notwithstanding Section 9.01, the Issuer, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes without notices to or consent of any Holder:

(1)           to cure any ambiguity, omission, defect or inconsistency;

(2)           to comply with Article Five;

(3)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)           to add Guarantees with respect to the Notes, including any Subsidiary Guaranty, or to secure the Notes;

(5)           to add to the covenants of the Issuer or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or a Subsidiary Guarantor;

(6)           to make any change that does not adversely affect the rights of any Holder under this Indenture;

(7)           to conform the text of this Indenture, the Notes and the Subsidiary Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, the Notes and the Subsidiary Guarantees as provided in an Officer’s Certificate from the Issuer;

(8)           to provide for the issuance of Additional Notes or PIK Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(9)           to evidence and provide for the acceptance of the appointment of a successor trustee;

(10)         to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act; or

(11)         in the event that PIK Notes are issued in certificated form, to make appropriate amendments to this Indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

After an amendment under this Section 9.02 becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.                                         Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or any Guarantee shall comply with the TIA as then in effect.

SECTION 9.04.                                         Revocation and Effect of Consents.

(a)           Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

(b)           The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.  The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

SECTION 9.05.                                         Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee.  The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense.  Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                        Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be provided with, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the valid and binding obligations of the Issuer enforceable in accordance with its terms (subject to customary enforceability exceptions).  Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

GUARANTY

SECTION 10.01.                                   Unconditional Guaranty.

(a)           Subject to the provisions of this Article Ten, each Guarantor hereby, jointly and severally, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder:  (i) (A) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (B) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (C) the due and punctual payment and performance (within applicable grace periods hereunder) of all other obligations of the Issuer and all other obligations of the other Guarantors (including under the Guaranties), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guaranteed Obligations”); and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of the Guaranteed Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guaranties, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer under the Indenture.

(b)           Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  To the fullest extent permitted by law, each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guaranty shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and its Guaranty.  Each Guaranty is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, its Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor hereby further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of its Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Guaranty.

SECTION 10.02.                                   Limitation on Guarantor Liability.

Each Guarantor and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that its Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guaranty.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guaranty and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or conveyance.

SECTION 10.03.                                   [Intentionally Omitted].

SECTION 10.04.                                   Release of a Subsidiary Guarantor.

(a)           A Subsidiary Guarantor will be released from its obligations under this Article Ten without any further action required on the part of the Trustee or any Holder,

(1)           upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Issuer or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor in its entirety,

(2)           upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor,

(3)           upon the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture,

(4)           in connection with any sale or other disposition (including by way of a merger or consolidation) of Capital Stock of a Subsidiary Guarantor to a Person in accordance with this Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary,

(5)           at such time as a Subsidiary Guarantor does not have any Guarantees outstanding that would have required it to become a Subsidiary Guarantor under Section 4.15,

(6)           upon defeasance of the Notes pursuant to Section 8.02 or 8.03, or

(7)           upon the full satisfaction of the Issuer’s obligations under this Indenture pursuant to Section 8.01;

provided, however, that in the case of clauses (1), (2) and (4) above, (i) such sale or other disposition is made to a Person other than the Issuer or a Subsidiary of the Issuer, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Issuer provides an Officer’s Certificate to the Trustee to the effect that the Issuer will comply with its obligations under Section 4.13 with respect to such sale or disposition.  At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.05.                                   Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer’s obligations under the Notes or this Indenture and such Guarantor’s obligations under its Guaranty and this Indenture, in any such instance including any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06.                                   Immediate Payment.

Each Guarantor hereby agrees to make immediate payment to the Trustee on behalf of the Holders of all Guaranteed Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.07.                                   No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.08.                                   Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guaranty shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.09.                                   Guaranteed Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full.

SECTION 10.10.                                   [Reserved.]

SECTION 10.11.                                   Guaranteed Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.12.                                   Guaranteed Obligations Not Affected.

To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including:

(a)           any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

(b)           any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

(c)           any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

(d)           the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)           the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(f)            any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g)           any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

(h)           any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons; and

(i)            the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of a Guarantor under its Guaranty.

SECTION 10.13.                                   Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 10.14.                                   No Obligation To Take Action Against the Issuer.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations in respect of their Guaranties under this Indenture.

SECTION 10.15.                                   Dealing with the Issuer and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a)           grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

(b)           take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

(c)           release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)           accept compromises or arrangements from the Issuer;

(e)           apply all monies at any time received from the Issuer or from any security upon such part of the Guaranteed Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.16.                                   Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 10.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guaranty of any such Guarantor under this Indenture by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17.                                   Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 10.18.                                  Acknowledgment.

Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 10.19.                                   Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all reasonable and documented costs, fees and expenses (including legal fees and expenses on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guaranty.

SECTION 10.20.                                   No Merger or Waiver; Cumulative Remedies.

No Guaranty shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.21.                                   Survival of Guaranteed Obligations.

To the fullest extent permitted by law, without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuer or any Guarantor.

SECTION 10.22.                                   Guaranty in Addition to Other Guaranteed Obligations.

The obligations of each Guarantor under its Guaranty are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.23.                                   Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.24.                                   Successors and Assigns.

Each Guaranty shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

SECTION 10.25.                                   Contribution.

Each Guarantor that makes a payment under its Guaranty shall be entitled upon payment in full of all guarantied obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.                                   TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 11.02.                                   Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer:

Isabelle Acquisition Sub Inc.

c/o GS Capital Partners VI Fund, L.P.

200 West Street

New York, NY 10282-2198

Attention: Bradley Gross

Fax: 212-357-5505

and a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Telephone: 212-859-8000

Attention: Stuart Gelfond

if to the Trustee:

Wells Fargo Bank, National Association

625 Marquette Avenue

MAC N9311-110, 11th Floor

Minneapolis, Minnesota  55470

Attention:  Richard H. Prokosch

Facsimile:  (612) 667-9825

The Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Issuer and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Noteholder shall be mailed to him or her by first class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficiently given to him or her if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.                                   Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Holders of the Notes with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 11.04.                                   Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)           an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signer, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           other than with respect to actions taken on the Issue Date, an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with;

provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Notes on the Issue Date, or the authentication and delivery of any PIK Notes.

SECTION 11.05.                                   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 11.06.                                   Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.                                   Governing Law.

This Indenture, the Notes and the Guaranties, if any, will be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.08.                                   No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.09.                                   No Recourse Against Others.

No director, officer, employee, incorporator or stockholder of the Issuer or of any Guarantor or any Parent shall have any liability for any obligations of the Issuer or any Guarantors, if any,

under the Notes, this Indenture, the Guarantors’ Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.10.                                   Successors.

All agreements of the Issuer and the Guarantors, if any, in this Indenture, the Notes and the Guaranties shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.                                  Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 11.12.                                   Severability.

In case any one or more of the provisions in this Indenture, in the Notes or in the Guaranties shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.13.                                   U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 11.14.                                   Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

ISABELLE ACQUISITION SUB INC., a Delaware corporation

By:	/s/ Bradley J. Gross
Name: Bradley J. Gross
Title: Vice President

Interline - Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

EXHIBIT A

FORM OF NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[ISABELLE ACQUISITION SUB INC.][INTERLINE BRANDS, INC.]
10% / 10.75% Senior Notes due 2018

CUSIP No.    [            ]

ISIN:   [            ]

No. [ ]	$[ ]

[ISABELLE ACQUISITION SUB INC.][INTERLINE BRANDS, INC.], a Delaware corporation (the “Issuer”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] of $[                         ] on November 15, 2018.

Interest Payment Dates:  January 15 and July 15, commencing January 15, 2013.

Record Dates:  January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

[ISABELLE ACQUISITION SUB INC.][INTERLINE BRANDS, INC.], a Delaware corporation

By:
Name:
Title: Authorized Agent

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Notes described in the within-mentioned Indenture.

Dated: [ ]
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse of Note)

10% / 10.75% Senior Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.  Interest.  [ISABELLE ACQUISITION SUB INC.][INTERLINE BRANDS, INC.], a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, the “Issuer”), promises to pay interest on the principal amount of this Note from the date of the original issuance of the Notes until maturity.  The Issuer will pay interest semi-annually on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing January 15, 2013. Interest will be payable as follows: (a) Cash Interest (as defined below) on the Notes will accrue at a rate of 10% per annum and (b) any PIK Interest (as defined below) (including Partial PIK Interest (as defined below)) on the Notes will accrue at a rate per annum equal to 10.75% per annum and be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant Record Date (as defined below), by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable Interest Period (as defined below) (rounded up to the nearest whole dollar) and (y) with respect to Notes represented by certificated Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. In the event that the Issuer is entitled to and elects to pay Partial PIK Interest for any Interest Period, each Holder will be entitled to receive Cash Interest in respect of the applicable percentage of the principal amount of the Notes held by such Holder on the relevant Record Date and PIK Interest in respect of the remaining percentage of the principal amount of the Notes held by such Holder on the relevant Record Date. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on November 15, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.  Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.  Method of Payment.  The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Payment of Cash Interest (as defined below) and Additional Interest, if any, may be made by check delivered to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds will be required with respect to principal of and Cash Interest, premium and Additional

Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Issuer, the Issuer’s office or agency for payment will be the office of the Trustee maintained for such purpose.  Any payment (including PIK Interest) required to be made with respect to this Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and interest shall not accrue for the period from and after such date to the date of payment.

Except as provided in the immediately succeeding sentence and the definition of “Applicable Amount,” interest on the Notes, including any Additional Interest, shall be payable entirely in cash (such interest, “Cash Interest”) on the then outstanding principal amount of the Notes. For any Interest Period other than (i) the first Interest Period and (ii) the final Interest Period ending at the Stated Maturity of the Notes, if the Applicable Amount as determined on the Determination Date for such Interest Period shall:

(i) equal or exceed 75%, but be less than 100%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) 25% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes and (b) 75% of the then outstanding principal amount of the Notes in cash;

(ii) equal or exceed 50%, but be less than 75%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) 50% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes and (b) 50% of the then outstanding principal amount of the Notes in cash;

(iii) equal or exceed 25%, but be less than 50%, of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on (a) 75% of the then outstanding principal amount of the Notes by increasing the principal amount of the outstanding Notes or by issuing PIK Notes and (b) 25% of the then outstanding principal amount of the Notes in cash; or

(iv) be less than 25% of the aggregate amount of Cash Interest that would otherwise be due on the relevant Interest Payment Date, then the Issuer may, at its option, elect to pay interest on the Notes entirely by increasing the principal amount of the then outstanding Notes or by issuing PIK Notes.

The insufficiency or lack of funds available to the Issuer to pay Cash Interest as required by the immediately preceding paragraph shall not permit the Issuer to pay PIK Interest (including Partial PIK Interest) in respect of any Interest Period and the sole right of the Issuer to elect to pay PIK Interest shall be as (and to the extent) provided in the immediately preceding paragraph.  The payment of interest on the Notes through an increase in the principal amount of the outstanding Notes or through the issuance of PIK Notes is herein referred to as (i) “PIK Interest” to the extent all interest due on an Interest Payment Date is so paid and (ii) “Partial PIK Interest” to the extent that only a portion of the interest due on an Interest Payment Date is so paid.

Notwithstanding the foregoing, if the Issuer or any of its Restricted Subsidiaries makes an Equity Restricted Payment on any date (other than a Determination Date), then interest on the Notes in respect of the Interest Period corresponding to the Determination Date immediately following the date of such Equity Restricted Payment shall be paid entirely in cash. In addition, notwithstanding anything to the contrary, if the Issuer or any of its Restricted Subsidiaries makes an Equity Restricted Payment during the period commencing on the Determination Date with respect to a particular Interest Period and prior to delivering a PIK Notice to the Trustee in respect of such Interest Period, interest on the Notes in respect of such Interest Period shall be paid entirely in cash.

As used herein,

(i) “Applicable Amount” shall be the amount equal to the sum (without duplication) of: (i)(a) the maximum amount of all dividends and distributions which, as of the applicable Determination Date (and after giving pro forma effect to amounts reserved to be paid or distributed to the Issuer to pay Cash Interest on the next Interest Payment Date), would be permitted to be paid in cash to the Issuer (in a manner that does not restrict the use of such cash for paying Cash Interest, including dividends and distributions which are conditioned upon such being utilized for a purpose other than paying Cash Interest (including, without limitation, amounts permitted to be distributed to the Issuer solely for the purpose of paying taxes attributable to the Issuer’s consolidated Subsidiaries)) after taking into account all restrictions on the ability to make such dividends or distributions (provided such restrictions are otherwise permitted by Section 4.12 of the Indenture including, without limitation, any restrictions and limitations in the Credit Agreement, the Existing Notes or any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such Indebtedness or any future Indebtedness Incurred in accordance with the Indenture, (cash subject to the restrictions described herein, to the extent such restrictions are permitted by this parenthetical constitutes “Restricted Cash”)) by all direct and indirect Restricted Subsidiaries of the Issuer, including without limitation (1) all corporate shareholder or other comparable actions required in order to make such payment, (2) all requirements of applicable law and (3) all restrictions on the ability to make such dividends or distribution that are otherwise permitted by Section 4.12 of the Indenture (including, without limitation, any restrictions and limitations in the Credit Agreement, the Existing Notes or any agreement that amends, modifies, renews, increases, supplements, refunds, replaces or refinances such Indebtedness or any future Indebtedness Incurred in accordance with the Indenture) and, in each case, without regard to whether any such Restricted Subsidiary shall have any funds available to make any such dividends or distributions, less (b) $20.0 million and (ii) (a) all cash and Temporary Cash Investments on hand at the Issuer on an unconsolidated basis as of such Determination Date (other than any cash and Temporary Cash Investments on hand at the Issuer that constitute Restricted Cash and amounts reserved to pay Cash Interest on the next Interest Payment Date) less (b) $10.0 million; provided that the amount pursuant to this clause (ii) shall not be less than $0.

To the extent that interest on the Notes with respect to an Interest Period will not be paid entirely in cash, the Applicable Amount shall be calculated by the Issuer and shall be set forth in an Officer’s Certificate delivered to the Trustee prior to the first day of the relevant Interest Period in which if is to be applied, which Officer’s Certificate shall set forth in reasonable detail the Issuer’s determination of each component of this definition and in the case of clause (i)(a) identifying in reasonable detail the applicable restrictions and the maximum amount of funds that may be paid after giving effect to such restriction. To the extent the Issuer is required pursuant to the second subparagraph of this paragraph 2 of this Note entitled “Method of Payment” and the definition of “Applicable Amount” to pay Cash Interest for all or any portion of the interest due on any Interest Payment Date, the Issuer shall and shall cause each of its Restricted Subsidiaries to take all such shareholder, corporate and other actions necessary or appropriate, to the extent in compliance with all applicable law, to permit the making of any such dividends or distributions without liability to the Issuer or such Restricted Subsidiaries or their respective Boards of Directors;

(ii) “Determination Date” shall mean, with respect to each Interest Period, the fifteenth calendar day immediately prior to the first day of such Interest Period; and

(iii) “Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include January 15, 2013 (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

In the event that the Issuer shall determine to pay PIK Interest (including Partial PIK Interest) for any Interest Period, then the Issuer shall deliver a notice (a “PIK Notice”) to the Trustee following the Determination Date but prior to the first day of the relevant Interest Period, which notice shall state the total amount of interest to be paid on the Interest Payment Date in respect of such Interest Period and the amount of such interest to be paid as PIK Interest or Partial PIK Interest, as the case may be. The Trustee, on behalf of the Issuer, shall promptly deliver a corresponding notice provided by the Issuer to the Holders. For the avoidance of doubt, interest on the Notes in respect of any Interest Period for which a PIK Notice is not delivered in accordance with the first sentence of this sub-paragraph of this paragraph 2 of this Note entitled “Method of Payment” must be paid entirely in cash. Interest for the first Interest Period commencing on the Issue Date and for the last Interest Period ending at Stated Maturity shall be payable entirely in cash.

Notwithstanding anything herein to the contrary, the payment of accrued interest in connection with any redemption of Notes pursuant to Section 3.08, 3.09 or 3.10 of the Indenture or in connection with any repurchase of Notes pursuant to Section 4.07 or 4.13 of the Indenture shall be made solely in cash.

SECTION 3.  Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

SECTION 4.  Indenture.  The Issuer issued the Notes under an Indenture dated as of August 6, 2012 (the “Indenture”) by and among the Issuer and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5.  Optional Redemption.  Prior to November 15, 2014, the Issuer shall be entitled at its option on one or more occasions to redeem all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Notice of such redemption must be sent electronically in accordance with the procedures of DTC or mailed by first-class mail to each Holder’s registered address, not less than 30 days nor more than 60 days prior to the Redemption Date.

On and after November 15, 2014, the Issuer shall be entitled at its option to redeem all or a portion of the Notes upon not less than 30 days’ nor more than 60 days’ notice, at the Redemption Prices

(expressed in percentages of principal amount on the Redemption Date), plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2014	105.000%
2015	102.500%
2016 and thereafter	100.000%

SECTION 6.  Optional Redemption upon Public Offering.  Prior to November 15, 2014, the Issuer may at its option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a Redemption Price (expressed as a percentage of principal amount) of 110.000%, plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, with any funds up to an aggregate amount equal to the Net Cash Proceeds from one or more Equity Offerings; provided, however, that

(i)         at least 65% of such aggregate principal amount of Notes originally issued (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuer or its Affiliates); and

(ii)        each such redemption occurs within 90 days after the date of consummation of the related Equity Offering.

SECTION 7.  Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes except as described below in clauses 7(a) and 7(b).

(a)           Escrow of Proceeds; Special Mandatory Redemption

(i)            On the Issue Date, (i) the Initial Purchasers shall deposit into the Escrow Account pursuant to the Escrow Agreement, the net proceeds from the sale of the Initial Notes and (ii) the Issuer (or one of its Affiliates) shall deposit into the Escrow Account additional cash amounts such that the cash amounts in the Escrow Account on the Issue Date are sufficient to fund the redemption of the Notes at a Redemption Price equal to the issue price of 100% of the aggregate principal amount of the Notes and to pay all cash interest on the Notes that would accrue, but excluding, the Initial Special Redemption Date.

(ii)           If the Merger has not been consummated (but the Merger Agreement has not been terminated) as of the Initial Outside Date, the Issuer shall (i) extend the Initial Outside Date to the Extended Outside Date, by giving the Mandatory Extension Notice to the Trustee and Escrow Agent no later than the Initial Outside Date and (ii) concurrently with the provision of such notice, the Issuer shall fund additional cash amounts into the Escrow Account such that the cash amounts in the Escrow Account on the Initial Outside Date are sufficient to fund the redemption of the Notes at a Redemption Price equal to the issue price of 100% of the aggregate principal amount of the Notes and to pay all cash interest that would accrue on the Notes to, but excluding, the Final Special Redemption Date (it being understood that the First Extension shall not become effective unless the Issuer has complied with this clause 7(a)(ii)(ii)).

(iii)          If the Escrowed Property is distributed to the Trustee pursuant to Section 3(c) of the Escrow Agreement, the Trustee, on behalf of the Issuer, shall redeem the Notes on the Applicable Special Redemption Date at a Redemption Price equal to the issue price plus accrued and unpaid interest to, but excluding, the Applicable Special Redemption Date. The Trustee shall pay to the Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses (including its reasonable legal fees and expenses).  In connection with any redemption of the Notes pursuant to this clause 7(a)(iii), the Issuer will cause an Escrow Redemption Notice to be delivered to all Holders promptly following the Applicable Outside Date.

(iv)          If the Escrowed Property is distributed to the Trustee pursuant to Section 3(b) of the Escrow Agreement, the Trustee, on behalf of the Issuer, shall redeem the Notes on the Escrow Termination Redemption Date at a Redemption Price equal to the issue price plus accrued and unpaid interest to, but excluding, the Escrow Termination Redemption Date. The Trustee shall pay to the Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses (including its reasonable legal fees and expenses)  In connection with any redemption of the Notes pursuant to this clause 7(a)(iv), the Issuer will cause an Escrow Redemption Notice to be delivered to all Holders promptly following the date of the Escrow Termination Notice.

(v)           If the Escrowed Property is distributed to the Trustee pursuant to Section 3(d) of the Escrow Agreement, the Trustee, on behalf of the Issuer, shall redeem the Notes on the second Business Day after such release at a Redemption Price equal to the issue price plus accrued and unpaid interest to, but excluding, the date of redemption. The Trustee shall pay to the Issuer any Escrowed Property remaining after redemption of the Notes and payment of fees and expenses (including its reasonable legal fees and expenses).  In connection with any redemption of the Notes pursuant to this clause 7(a)(v), the Issuer will cause an Escrow Redemption Notice to be delivered to all Holders promptly following the date of the release of the Escrowed Property to the Trustee pursuant to Section 3(d) of the Escrow Agreement.

(vi)          This clause 6(a)  may not be waived or modified in any manner materially adverse to the Holders of the Notes as determined by the Board of Directors of the Issuer in good faith without the written consent of Holders of a majority in principal amount of the Notes then outstanding.

(vii)         Upon release of the proceeds from the sale of the Notes to the Issuer on the Escrow Release Date in accordance with Section 3(a) of the Escrow Agreement, the Notes shall no longer be subject to redemption pursuant to this clause 6(a).

(viii)        Notwithstanding anything to the contrary herein or in the Indenture, any redemption pursuant to this clause 6(a) shall not be subject to the provisions of Sections 3.01 through 3.06 of the Indenture.

(b)           Mandatory AHYDO Redemption.

If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of each

Note then outstanding equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The Redemption Price for the portion of each Note redeemed pursuant to any Mandatory Principal Redemption will be equal to 100% of the principal amount of such portion plus any accrued interest thereon on the date of redemption.  “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of a Note required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.   The Issuer will provide notice of any redemption pursuant to this clause 6(b), in the manner prescribed for notice under Section 3.07 of the Indenture, not less than ten (10) days prior to such redemption; provided that notwithstanding anything to the contrary in the Indenture, any redemption pursuant to this clause 6(b) shall not otherwise be subject to the provisions of Sections 3.01 through 3.06 of the Indenture.

SECTION 8.  Repurchase at Option of Holder.

(a)           Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes)) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase.  The Change of Control Offer shall be made in accordance with Section 4.07 of the Indenture.

(b)           The Issuer is, under certain circumstances, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 9.  Notice of Redemption.  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes), unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption. Redemptions may be subject to one or more conditions.

SECTION 10.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof (or, if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes).  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 11.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12.  Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes, to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, make any change that does not adversely affect the rights of any Holder of a Note or as otherwise set forth in the Indenture.

SECTION 13.  Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare by notice to the Issuer all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of principal of, premium, if any, or interest on the Notes.

SECTION 14.  Restrictive Covenants.  The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to Incur indebtedness, to Incur liens, to make restricted payments, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions and may be suspended under certain circumstances.  The Issuer must annually report to the Trustee on compliance with such limitations.

SECTION 15.  Discharge and Defeasance.  Subject to certain conditions, the Issuer at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture, and the obligations of the Guarantors under their Guaranties, if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

SECTION 16.  No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, if any, as such, shall have any liability for any obligations of the Issuer or the Guarantors, if any, under the Notes, the Indenture, the Guarantors’ Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of

Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

SECTION 17.  Trustee Dealings with the Issuer.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 18.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 19.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 20.  Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 10%/10.75% Senior Note due 2018 of the Issuer which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest).  The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated and under certain other circumstances, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

SECTION 21.  CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

SECTION 22.  Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

(a)                                  This Section not to appear on Exchange Notes or on Notes the Holder of which is not a party to the Registration Rights Agreement.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

Check One

(1)                                  ☐            to the Issuer or a subsidiary thereof; or

(2)                                  ☐            pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)                                  ☐            outside the United States to a non-U.S. person in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)                                  ☐            pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)                                  ☐            pursuant to an effective registration statement under the Securities Act;

(6)                                  ☐            to an Institutional Accredited Investor and pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933; or

(7)                                  ☐            pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐            The transferee is an Affiliate of the Issuer.

Unless one of items (1) through (7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3), (4) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions (in the case of item (4) or (7)), certifications (including an investment letter in the case of item (4)) and other information as the Trustee or the Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.07 ☐                                   Section 4.13 ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.07 or Section 4.13 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                      .  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or custodian

*  This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGENDS

Each Global Note and Definitive Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the “Private Placement Legend”) on the face thereof, unless otherwise agreed by the Issuer and the Holder thereof:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Each Global Note authenticated and delivered hereunder shall also bear the following legend (the “Global Note Legend”):

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE FOR THE NOTES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO

B-1

ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE FOR THE NOTES.

Each Temporary Regulation S Global Note authenticated and delivered hereunder shall also bear the following legend:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. EXCEPT AS SPECIFIED IN THE INDENTURE, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY NOT BE SOLD, PLEDGED OR TRANSFERRED TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.

B-2

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Interline Brands, Inc.
701 San Marco Blvd.,

Jacksonville, FL 32207

Attention:  John A. Ebner
Facsimile:  (856) 533-3443

Wells Fargo Bank, as Trustee — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.:  (866) 969-1290

Email:   DAPSReorg@wellsfargo.com

Re:          10% / 10.75% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of August 6, 2012 (the “Indenture”), among Isabelle Acquisition Sub Inc., a Delaware corporation, as Issuer, and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2.             ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3.             ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor in a minimum denomination of $250,000 and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) if requested by the Trustee or an Issuer, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.             ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a)           ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP 46422W AA0), or

(ii)                                  ☐ Regulation S Global Note (CUSIP U45027 AA4), or

(iii)                               ☐ IAI Global Note (CUSIP                 ), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                       After the Transfer the Transferee shall hold:

[CHECK ONE]

(a)                                  ☐ a beneficial interest in the:

(i)                                     ☐ 144A Global Note (CUSIP 46422W AA0), or

(ii)                                  ☐ Regulation S Global Note (CUSIP U45027 AA4), or

(iii)                               ☐ IAI Global Note (CUSIP                 ), or

(iv)                              ☐ Unrestricted Global Note; or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Isabelle Acquisition Sub Inc.

c/o GS Capital Partners VI Fund, L.P.

200 West Street

New York, NY 10282-2198

Attention: Bradley Gross

Fax: 212-357-5505

Wells Fargo Bank, as Trustee — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.:  (866) 969-1290

Email:   DAPSReorg@wellsfargo.com

Re:          10% / 10.75% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of August 6, 2012 (the “Indenture”), among Isabelle Acquisition Sub Inc., a Delaware corporation, as Issuer, and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1)             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

a)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b)            ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

c)             ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2)             EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

a)             ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)            ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐ 144A Global Note  ☐ Regulation S Global Note ☐ IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                                             .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE TO BE
DELIVERED BY SUBSIDIARY GUARANTOR[S]]

SUPPLEMENTAL INDENTURE, by ISABELLE ACQUISITION SUB INC., a Delaware corporation (the “Company”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association as trustee (herein called the “Trustee”), to the Indenture dated as of August 6, 2012, between the Issuer and the Trustee (the “Indenture”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Indenture, providing for the issuance of 10% / 10.75% Senior Notes due 2018 (the “Notes”);

WHEREAS, pursuant to Section 4.15 of the Indenture, the Issuer may cause a domestic Wholly Owned Subsidiary (other than a Receivables Subsidiary), and a non-Wholly Owned Subsidiary if such non-Wholly Owned Subsidiary guarantees other capital markets debt securities of the Issuer or a Subsidiary Guarantor, that is not then a Subsidiary Guarantor and that Guarantees any Indebtedness of the Issuer of which the Issuer is a primary obligor to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantor, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.  CAPITALIZED TERMS.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.  AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agrees to provide an unconditional Guarantee on the terms set forth in the Indenture including but not limited to Article 10 thereof.

SECTION 3.  GOVERNING LAW.  This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby.

SECTION 4.  NO RECOURSE AGAINST OTHERS.  A director, officer, employee, incorporator, partner, stockholder, member or manager, as such, of the Subsidiary Guarantor shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or of the Subsidiary Guarantor under its Subsidiary Guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 5.  MULTIPLE ORIGINALS.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 6.  HEADINGS.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISABELLE ACQUISITION SUB INC.,
a Delaware corporation,

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Subsidiary Guarantor]

By:
Name:
Title:

EXHIBIT F

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Isabelle Acquisition Holdings, Inc.

c/o GS Capital Partners VI Fund, L.P.

200 West Street

New York, NY 10282-2198

Attention: Bradley Gross

Fax: 212-357-5505

Wells Fargo Bank, as Trustee — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479

Telephone No.: (877) 872-4605

Fax No.:  (866) 969-1290

Email:   DAPSReorg@wellsfargo.com

Re:          10% / 10.75% Senior Notes due 2018

Reference is hereby made to the Indenture, dated as of August 6, 2012 (the “Indenture”), among Isabelle Acquisition Sub Inc., a Delaware corporation, as Issuer, and the Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)           ☐            a beneficial interest in a Global Note, or

(b)           ☐            a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary of the Issuer, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) in a minimum principal amount of $250,000 to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes

F-1

(or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if requested by the Trustee or an Issuer, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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